UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2600 S. GESSNER ROAD, SUITE 500

HOUSTON, TEXAS 77063

April 4, 2024

Dear Shareholder:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT virtually via the internet or by proxy. The Annual Meeting will be held on May 14, 2024, at 9:00 a.m., Central Time. All shareholders of record as of the close of business on February 21, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. The agenda for the Annual Meeting is as follows:

1.	To elect six trustees to serve until our 2025 annual meeting of shareholders and until their successors have been duly elected and qualified (Proposal No. 1);
2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 2);
3.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3); and
4.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

As you may be aware, an affiliate of Erez REIT Opportunities LP ("Erez") has provided notice to the Company of its intent to nominate a slate of two candidates (the “Erez Nominees”) for election as trustees at the Annual Meeting in opposition to the nominees proposed by the Board of Trustees of the Company. You may receive solicitation materials from Erez, including a proxy statement and a blue proxy card. Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Erez Nominees and other related information, please refer to Erez’s proxy statement. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Erez or the Erez Nominees contained in solicitation materials filed or disseminated by or on behalf of Erez or any other statements Erez may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

The Board of Trustees does NOT endorse any of Erez’s nominees and unanimously recommends that you vote “FOR” ONLY the election of the six (6) nominees proposed by the Board of Trustees on the WHITE proxy card, and as the Board of Trustees recommends on all other proposals. The Board of Trustees strongly urges you to discard and NOT to vote using the blue proxy card sent to you by Erez. If you have already submitted a blue proxy card, you can revoke such proxy and vote for the Board of Trustee’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the internet or by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE EREZ NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE SIX (6) NOMINEES AND PROPOSALS RECOMMENDED BY THE BOARD, AND “AGAINST” ALL OTHER PROPOSALS.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ARE PERSONALLY ABLE TO ATTEND. PLEASE READ THE PROXY STATEMENT AND WE URGE YOU TO PROMPTLY VOTE BY COMPLETING, SIGNING AND DATING THE WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD. PLEASE NOTE THAT IF YOU HOLD YOUR SHARES AS A BENEFICIAL OWNER THROUGH A BANK OR BROKER AND YOU DO NOT INDICATE ON YOUR PROXY CARD YOUR PREFERENCES, YOUR BANK OR BROKER WILL NOT BE PERMITTED TO VOTE ON YOUR BEHALF ON SUCH PROPOSAL.

Thank you for your support. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Mackenzie Partners, at 1407 Broadway, 27th Floor, New York, New York 10018; Call Toll-Free 800-322-2885, E-mail proxy@mackenziepartners.com

Sincerely yours, David K. Holeman Chief Executive Officer

2600 S. GESSNER ROAD, SUITE 500

HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held May 14, 2024

To Our Shareholders:

Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT will be held on May 14, 2024, at 9:00 a.m., Central Time. The Annual Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/WSR2024 by using the control number included with your notice to log on to the Annual Meeting. All shareholders of record as of the close of business on February 21, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The agenda for the Annual Meeting is as follows:

1.	To elect six trustees to serve until our 2025 annual meeting of shareholders and until their successors have been duly elected and qualified (Proposal No. 1);
2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 2);
3.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3); and
4.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

During the Annual Meeting, shareholders will have the opportunity to vote on each item of business described in the enclosed notice of the Annual Meeting and accompanying proxy statement. You will only be able to vote electronically and submit questions during the Annual Meeting by using your control number, which will be included on your notice or proxy card (if you received a printed copy of the proxy materials), to log on to the Annual Meeting.

As you may be aware, an affiliate of Erez REIT Opportunities LP ("Erez") has provided notice to the Company of its intent to nominate a slate of two candidates (the “Erez Nominees”) for election as trustees at the Annual Meeting in opposition to the nominees proposed by the Board of Trustees of the Company. You may receive solicitation materials from Erez, including a proxy statement and a blue proxy card. Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Erez Nominees and other related information, please refer to Erez’s proxy statement. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Erez or the Erez Nominees contained in solicitation materials filed or disseminated by or on behalf of Erez or any other statements Erez may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

The Board of Trustees does NOT endorse any of Erez’s nominees and unanimously recommends that you vote “FOR” ONLY the election of the six (6) nominees proposed by the Board of Trustees on the WHITE proxy card, and as the Board of Trustees recommends on all other proposals. The Board of Trustees strongly urges you to discard and NOT to vote using the blue proxy card sent to you by Erez. If you have already submitted a blue proxy card, you can revoke such proxy and vote for the Board of Trustee’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the internet or by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE EREZ NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE SIX (6) NOMINEES AND PROPOSALS RECOMMENDED BY THE BOARD AND AGAINST ALL OTHER PROPOSALS.

Your vote is important. Please vote as promptly as possible by using any of the following methods, as applicable:

● Use the Internet website www.proxyvote.com; or

● Mark, sign, date and promptly return the enclosed WHITE proxy card in the postage-paid envelope.

Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from your bank, broker or other financial intermediary, the holder of record in order to vote your shares.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your WHITE proxy card enclosed with the proxy materials. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Mackenzie Partners, at:

1407 Broadway, 27th Floor New York, New York 10018 Call Toll-Free 800-322-2885 E-mail: proxy@mackenziepartners.com

By order of the Board of Trustees, Peter A. Tropoli General Counsel and Corporate Secretary

April 4, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 14, 2024:

This Proxy Statement and Whitestone’s Annual Report to Shareholders for the fiscal year ended December 31, 2023 are available for review by shareholders of record at: www.proxyvote.com

TABLE OF CONTENTS

WHITESTONE REIT

2600 S. Gessner Rd., Suite 500

Houston, Texas 77063

www.whitestonereit.com

PROXY STATEMENT

The following information is furnished in connection with the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company ” or “ Whitestone ”), to be held virtually via the internet on May 14, 2024, at 9:00 a.m., Central Time. This Proxy Statement, our 2023 Annual Report on Form 10-K (“Annual Report”), and Form of WHITE proxy card are first being made available to shareholders on or about April 4, 2024.

SOLICITATION AND VOTING

The Board, on our behalf, is soliciting proxies to be used at our Annual Meeting to be held on May 14, 2024 at 9:00 a.m., Central Time.

How may I attend the virtual Annual Meeting?

We look forward to continuing to provide expanded access, improved communication, and cost savings for the Company and our stockholders by holding our Annual Meeting entirely online. We believe a live virtual meeting enables increased stockholder attendance and participation and is an efficient use of resources for our stockholders and the Company. Accordingly, the Annual Meeting will be a virtual meeting conducted by live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/WSR2024, or at any postponement or adjournment thereof.

If you plan to attend the Annual Meeting online, you will need the 16-digit control number included on your WHITE Proxy Card or on the instructions that accompany your Proxy Materials. The Annual Meeting will begin promptly at 9:00 a.m., Central Time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of six trustees to serve until our 2025 annual meeting of shareholders or until their successors have been duly elected and qualified; (2) the approval of, in an advisory (non-binding) vote, the compensation of our named executive officers; (3) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and (4) any other business as may properly come before the Annual Meeting.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

Has the Company been notified that a shareholder intends to nominate alternate trustee nominees at the Annual Meeting?

Yes. Erez has provided notice to the Company of its intent to nominate a slate of two candidates (the “Erez Nominees”) for election as trustees at the Annual Meeting in opposition to the nominees proposed by the Board of Trustees of the Company. You may receive solicitation materials from Erez, including a proxy statement and a blue proxy card. Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Erez Nominees and other related information, please refer to Erez’s proxy statement. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Erez or the Erez Nominees contained in solicitation materials filed or disseminated by or on behalf of Erez or any other statements Erez may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). The Board of Trustees does NOT endorse any of Erez’s nominees and unanimously recommends that you vote “FOR” ONLY the election of the six (6) nominees proposed by the Board of Trustees on the WHITE proxy card, and as the Board of Trustees recommends on all other proposals. The Board of Trustees strongly urges you to discard and NOT to vote using the blue proxy card sent to you by or on behalf of Erez. If you have already submitted a blue proxy card, you can revoke such proxy and vote for the Board of Trustee’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the internet or by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Mackenzie Partners , at 1407 Broadway, 27th Floor, New York, New York 10018.  Call Toll-Free 800-322-2885, E-mail: proxy@mackenziepartners.com.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares as of the close of business on the record date, February 21, 2024, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on February 21, 2024, we had 49,958,381 common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date.

Shareholder of Record: Shares Registered in Your Name. If, on February 21, 2024, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person (virtually) at the Annual Meeting by visiting www.virtualshareholdermeeting.com/WSR2024, which provides rights and opportunities to vote and ask questions equivalent to in-person meetings of shareholders or authorize a proxy to vote your shares as set forth below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on February 21, 2024, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting by live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/WSR2024. However, because you are not the shareholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you request and obtain a “legal proxy” from your broker, bank or other agent.

Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website is not and should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees, Company responsibility and sustainability policies and filings with the SEC. A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

You may either vote FOR or WITHHOLD your vote on the election of the trustee nominees and you may vote FOR, AGAINST, or ABSTAIN from voting on the other proposals. The procedures for voting are set forth below.

Please note that this year, your WHITE proxy card looks different. Recently adopted new proxy rules require the Company’s WHITE proxy card to list the Erez Nominees in addition to the Board’s nominees. Please mark your WHITE proxy card carefully and vote “FOR” only the six (6) nominees and proposals recommended by the Board.

Shareholder of Record: Shares Registered in Your Name. If you are a registered holder and properly sign and return your WHITE proxy card or complete your proxy via Internet, your shares will be voted as you direct. If you sign and return your WHITE proxy card but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Trustee recommended by the Board as set forth under “Items to Be Voted On — Election of Trustees,” FOR the ratification of the appointment of the independent registered public accountants and FOR the advisory vote on executive compensation. You are permitted to vote for fewer than six (6) nominees. If you vote for fewer than six (6) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a registered holder and submit a validly executed WHITE voting instruction form but vote “FOR” more than six (6) nominees, all of your votes with respect to the election of trustees will be invalid and will not be counted.

You may authorize a proxy in three ways:

•Vote online. To the website specified on the WHITE proxy card, WHITE voting instruction form or notice you received and follow the instructions there. You will need the control number included on your WHITE proxy card, WHITE voting instruction form or notice.

•Vote by regular mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date the WHITE proxy card and return it promptly in the postage-paid envelope provided.

The individuals named as proxies on the proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on any matter that is properly brought before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form or complete your voting instruction form via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the Election of Trustees, then your shares may be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the six (6) nominees proposed by the Board and named in this proxy statement, depending on the bank or broker through which you hold your shares, as set forth under “Items to Be Voted On — Election of Trustees,” FOR the ratification of the appointment of the independent registered public accountants, FOR the advisory vote on executive compensation, The Board strongly urges you to mark your WHITE voting instruction form in accordance with the Board’s recommendations. You are permitted to vote for fewer than six (6) nominees. If you vote for fewer than six (6) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a beneficial holder and submit a validly executed WHITE voting instruction form but vote “FOR” more than six (6) nominees, all of your votes with respect to the election of trustees will be invalid and will not be counted.

The Board strongly urges you to discard and NOT vote using any blue proxy card sent to you by Erez.

Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the shareholder of record of your shares, you may change or revoke your proxy at any time before it is exercised in one of three ways:

•	You may send another properly completed proxy card bearing a later date, or submit a later-dated proxy by mail or by the internet, in a timely manner;

•

You may deliver a written notice of revocation, which must be received prior to or at the Annual Meeting, to our General Counsel and Corporate Secretary, Peter A. Tropoli, at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063; or

•

You may attend the Annual Meeting virtually by live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/WSR2024, which provides rights and opportunities to revoke your proxy at the Annual Meeting and vote in-person (virtually). However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

If you have already voted using a blue proxy card sent to you by Erez, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the six (6) nominees proposed by the Board of Trustees by mail, telephone, or via the internet. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote are represented in person (virtually) or by proxy at the Annual Meeting. As of the close of business on February 21, 2024, the record date, there were 49,958,381 common shares outstanding and entitled to vote. Thus, 24,979,191 common shares must be represented in person (virtually) or by proxy at the Annual Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you vote in person (virtually) at the Annual Meeting or if you submit a valid proxy by mail or internet (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What Should I Do If I receive a blue Proxy card from Erez?

Erez had notified the Company that it intended to propose two trustee nominees for election at the Annual Meeting in opposition to the trustee nominees recommended by the Board. If Erez proceeds with its proposal, you may receive proxy solicitation materials from Erez, including an opposition proxy statement and blue proxy card. Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Erez Nominees and other related information, please refer to Erez’s proxy statement. The Company is not responsible for the accuracy of any information contained in any proxy materials used by Erez or any other statements that Erez may otherwise make. The Board has not endorsed any of Erez’s trustee nominees and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by or on behalf of Erez. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Instructing to “WITHHOLD” with respect to any of Erez’s trustee nominees on a blue proxy card sent to you by Erez is not the same as voting for the Board’s trustee nominees because an instruction to “WITHHOLD” with respect to any of Erez’s trustee nominees on its blue proxy card will revoke any WHITE proxy you previously submitted. If you have already submitted a proxy using the blue proxy card, you have every right to change your voting instructions by using the enclosed WHITE proxy card, to submit a proxy by Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will count.

What are the recommendations of the Board?

Our Board recommends you submit your voting instructions using the enclosed proxy card as follows:

1.	“FOR” the election of the six trustee nominees nominated by the Board on the WHITE proxy card.

2.	“FOR” the approval, in an advisory (non-binding) vote, of the compensation of our named executive officers.

3.	“FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What happens if Erez withdraws or abandons its solicitation or fails to comply with the universal proxy rules?

If Erez withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card. If Erez withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules, any votes cast in favor of any Erez Nominee will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or Erez’s blue proxy card.

How are votes counted?

Votes will be counted by the independent inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes, if any, with respect to Proposal No. 1 (election of trustees), (ii) “FOR,” “AGAINST” and “ABSTAIN” votes and broker non-votes, if any, with respect to Proposal No. 2 (advisory vote on executive compensation), (iii) “FOR”, “AGAINST” and “ABSTAIN” votes with respect to Proposal No. 3 (ratification of our independent registered public accounting firm).

Should Erez abandon its proxy solicitation efforts or fail to comply with the universal proxy rules, any votes cast in favor of any Erez Nominee will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or Erez’s blue proxy card.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange (the “NYSE”), Proposal No. 1 (election of trustees) and Proposal No. 2 (advisory non-binding vote on executive compensation) are non-routine matters and a broker, bank or other agent does not have discretionary authority to vote on such proposals.

Conversely, with respect to Proposal No. 3 (ratification of the appointment of our independent registered public accounting firm), this proposal is typically considered to be a “routine” matter under NYSE rules. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal. However, to the extent that Erez provides a blue proxy card to shareholders who hold their shares in “street name,” Proposal No. 3 included in this proxy statement will be a “non-routine” matter, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, Erez does not provide a blue proxy card or voting instruction form to shareholders who hold their shares in “street name,” then Proposal No. 3 would be considered to be a routine matter, and your broker, bank or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to Proposal No. 3. In that case, if you do not instruct your broker how to vote with respect to Proposal No. 3, your broker may not vote with respect to such proposal. Therefore, we encourage you to instruct your broker, bank, or other nominee to vote your shares by filling out and returning the enclosed WHITE proxy card.

How many votes are needed to approve each proposal?

•

For each of the trustee nominees to be elected (Proposal No. 1), such nominee must receive the vote of a plurality of all the votes cast at the Annual Meeting, whether in person (virtually) or by proxy, in respect of his or her election. This means the nominees receiving the greatest number of “FOR” votes will be elected. Broker non-votes and “WITHHOLD” votes will have no impact as they are not counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum. In addition, our Corporate Governance Guidelines contains a Director Resignation Policy regarding any nominee for trustee in an uncontested election who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results. An uncontested election means an election in which the number of nominees proposed to be elected is equal to the number of trustees nominated by the Board. Unless Erez’s abandons its solicitation or fails to comply with the universal proxy rules, this year’s election will constitute a contested election, and therefore the Director Resignation Policy will not apply.

•

For the advisory non-binding vote on executive compensation (Proposal No. 2) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person (virtually) or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

•

For the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person (virtually) or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

May I ask questions at the Annual Meeting?

The virtual format for the Annual Meeting allows shareholders to submit questions during the Annual Meeting.

Shareholders of record as of the Record Date who have pre-registered and wish to ask a question may submit a question in advance of the meeting at [www.proxyvote.com] by logging in with the 16-digit number printed in the box marked by an arrow included in your WHITE proxy card or WHITE voting instruction form. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.”

Live questions may be submitted online beginning shortly before the start of the meeting by typing your question in the “Ask a Question” box in the Annual Meeting portal, at www.virtualshareholdermeeting.com/WSR2024 and clicking submit.

We will try to answer all shareholder questions, subject to time constraints. We ask that you limit your written question to a brief item that is relevant to the Annual Meeting or our business. Questions may be ruled as out of order if they are, among other things, profane, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. To avoid repetition, we may group questions by topic with a representative question read aloud and answered

Who is paying for this proxy solicitation?

We will pay for the entire cost of our solicitation of proxies. In addition to the costs of mailing the paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview. Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  We have also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee not to exceed $275,000, plus out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. The total amount to be spent for our solicitation of proxies from shareholders for the Annual Meeting in excess of that normally spent for an annual meeting is estimated to be approximately $500,000, approximately $150,000 of which has been accrued to date. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to our Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.

We and some brokers, banks or other agents may be householding our proxy materials. A single set of the Annual Report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Annual Report and other proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report and other proxy materials, you may send a request to us, either in writing or telephone, at the address or telephone number listed under “Whom should I contact if I have any questions?” below. Requests must be received by May 7, 2024 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Annual Report and other proxy materials, you can request householding by contacting our Investor Relations department in the same manner.

How can I obtain Whitestone’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed, along with this Proxy Statement, on the Investor Relations page of our corporate website at https://ir.whitestonereit.com/. If you wish to receive a copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. The Annual Report is not, and should not be considered to be, a part of our proxy materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting and may be accessed from the SEC’s website at www.sec.gov.

How and when may I submit a shareholder proposal for the Annual Meeting?

In order for a shareholder proposal submitted pursuant to Rule 14a-8, promulgated under the Exchange Act, to be considered for inclusion in the proxy statement for our 2025 annual meeting of shareholders, written proposals must be received by the Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, no later than December 5, 2024 (not less than 120 calendar days before the first anniversary of the date our proxy statement released to shareholders in connection with our 2024 annual meeting) and must comply with all applicable requirements of Rule 14a-8.

Pursuant to our bylaws, shareholders wishing to submit proposals or trustee nominations for proxy inclusion must give timely notice thereof in writing delivered to our Corporate Secretary at our principal executive office. Under our current bylaws, to be timely for our 2025 annual meeting of shareholders, you must deliver proposals or nominations to our Corporate Secretary, in writing, not later than 5:00 pm, Central Time, on January 4, 2025 (the 90th day prior to the first anniversary of the date of our proxy statement released to shareholders in connection with our 2024 annual meeting), nor earlier than December 5, 2024 (the 120th day prior to the first anniversary of the date of our proxy statement released to shareholders in connection with our 2024 annual meeting). We also advise you to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2025 annual meeting of shareholders is more than 30 days before or after May 14, 2025. A more detailed discussion regarding the submission of proposals for the 2025 annual meeting of shareholders is provided under “Corporate Governance - Shareholder Nominations for Trustee” below. In addition, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act. The deadline for filing a definitive proxy statement to provide notice of a proxy solicitation in support of director nominees other than our nominees must be filed by the later of (i) 25 days prior to the 2025 annual meeting or (ii) five days after the date we release our proxy statement in connection with our 2025 annual meeting.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact David Mordy, our Director of Investor Relations at 713-435-2219. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Mackenzie Partners, at 1407 Broadway, 27th Floor, New York, New York 10018. Toll-Free 800-322-2885, E-mail: proxy@mackenziepartners.com.com.

PROXY SUMMARY

Here we present an overview of information that you will find throughout this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Annual Meeting of Shareholders		Shareholder Voting Matters
Time and Date:	May 14, 2024 at 9:00 a.m. Central Time	Proposals	Board's Voting Recommendation	Page
Place:	Virtual Meeting at www.virtualshareholdermeeting.com/WSR2024	1. Election of Trustees	FOR EACH OF THE COMPANY'S NOMINEES	[16]
Record Date:	February 21, 2024	2. Advisory Vote on Executive Compensation	FOR	[34]
		3. Ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	[65]

Our Trustees Nominees

The Board has nominated a slate composed of six talented nominees with skill sets, experiences and professional backgrounds representing a diversity of perspectives and characteristics that are particularly relevant to the Company’s business and strategic objectives. Detailed information about each of our nominees, including background, skills and expertise, can be found in the Proposal No. 1 - Election of Trustees section of this Proxy Statement. The Board has determined that five of its six trustee nominees are independent. If the trustee nominees are elected at the Annual Meeting, the trustees plan to hold committee memberships as follows:

			Committee Memberships
Name and Primary Occupation	Age	Trustee Since	Audit	Compensation	Nominating and Corporate Governance Committee
Nominees:
Nandita V. Berry, former 109th Texas Secretary of State	55	2017	X		Chair
Julia B. Buthman, former Managing Director, Prudential Private Capital	64	2023	X		X
Amy S. Feng, Executive Vice President, Edelman Smithfield	58	2022	X	X	X
David K. Holeman, Chief Executive Officer of Whitestone REIT	60	2022
Jeffrey A. Jones, Managing Director of Stephens Inc.	68	2020	Chair	X
David F. Taylor, Chair of Locke Lord LLP and Chairman of Whitestone REIT	60	2017		Chair	X

Background of the Solicitation

●

On November 6, 2023, Bruce Schanzer of Erez REIT Opportunities LP (“Erez”) sent a letter to the Company’s CEO, David Holeman, and the Company’s Board Chair, David Taylor.  The letter offered Mr. Schanzer’s assistance in executing for Whitestone REIT a sales process similar to the one he conducted in 2021 and 2022 while acting as CEO of Cedar Realty Trust (“Cedar”), noting that he oversaw the “orderly monetization of Cedar’s assets while running a full company sale process in parallel” and stating he believes that “WSR shareholders can possibly realize approximately $14 per share (or more), after transaction expenses.”

●	On November 7, 2023, Mr. Holeman confirmed receipt of the email from Mr. Schanzer.

●	On November 10, 2023, Mr. Schanzer replied to the confirmed receipt email stating that he would like to speak to Mr. Holeman on the upcoming Monday or Tuesday regarding the letter.

●

On November 16, 2023, Mr. Schanzer replied to his earlier email asking to connect the following day or early the following week and stated that he would assume the Company had decided not to engage if he did not hear from Mr. Holeman.

●

On November 29, 2023, Mr. Holeman replied to Mr. Schanzer’s email, offering four potential times between December 4th and December 8th to discuss the letter. Mr. Schanzer accepted a meeting to be held on December 6, 2023.

●

On December 6, 2023, a call was held between Mr. Holeman, Mr. Schanzer and David Mordy, Whitestone’s Director of Investor Relations.  On the call, Mr. Schanzer outlined his rationale for the sale of the Company.  In addition, Mr. Schanzer walked through his experience with respect to the sale of Cedar. Mr. Holeman asked about Mr. Schanzer’s view of Whitestone’s strategy and inquired about any considerations a board member would need to have regarding current market conditions in 2023 (including prevailing interest rates, valuation levels, transaction activity levels and debt financing conditions) in contrast to those under which the Cedar transaction occurred in 2021 and 2022. Throughout the meeting, Mr. Schanzer repeated his core thesis and stated that strategy and other considerations should not interfere with moving forward towards a company sale. Mr. Schanzer also noted his intention to nominate four trustees to the Board. Mr. Schanzer identified himself and former Cedar Realty executive Michael Winters as nominees, but did not provide detail on the two other candidates.

●

On December 11, 2023, the Company convened a special meeting of the Board of Trustees (the “Board”) to consider Erez’s oral demands made on the December 6, 2023 call. After extensive discussions with management, as well as the Company's financial advisor, surrounding the details of their discussions with Erez, a review of Erez’s November 6, 2023 letter and an assessment of our go-forward strategy and recent performance, the Board unanimously rejected the proposal as it determined it would not maximize long-term value for shareholders.

●

On December 13, 2023, the Company issued a press release announcing that the Board has unanimously rejected a proposal by Mr. Schanzer demanding a majority change in our Board of Trustees with the sole purpose of embarking on an immediate sale or liquidation of Whitestone, without regard for maximizing long-term value for shareholders. The Company's press release outlined several reasons for rejecting the proposal including that it did not consider how Whitestone's portfolio, capital structure and business strategy may differ from Cedar, current market conditions, recent Whitestone total shareholders returns and value creation opportunity in the execution of the Company's go-forward strategy.

●

On December 21, 2023, the Company received a Notice of Shareholder Nominations of Individuals for Election and Trustees at the 2024 Annual Meeting of Shareholders of the Company from Erez, nominating Bruce Schanzer, Michael Winters, and Catherine Clark (the “Erez Candidates”) as nominees for election to the Board of Trustees of the Company at the 2024 annual general meeting of shareholders.

●

On January 8, 2024, the Company’s Nominating and Governance Committee (“NGC”) met via video conference to discuss the Notice of Nominations and Erez Candidates. The Committee decided to offer to interview each of the Erez Candidates.

●

On January 10, 2024, Peter A. Tropoli, the Company’s General Counsel, sent an email to Erez’s outside counsel stating that the NGC would like to schedule interviews with Mr. Schanzer, Mr. Winters and Ms. Clark, and requested that each Erez Candidate complete a director questionnaire to assist the Board in evaluating their candidacy.

●

On January 12, 2024, outside counsel for Erez confirmed receipt of the questionnaires and requested that the Company confirm that these are the same questionnaires that all trustees complete, which the Company confirmed.

●	On January 16, 2024, outside counsel for Erez forwarded to Mr. Tropoli the Erez Candidates' completed questionnaires.

●	On January 22, 2024, Mr. Tropoli informed outside counsel for Erez that the NGC would like to interview each of the Erez Candidates and asked for their availability.

●	On January 24, 2024, outside counsel for Erez accepted the offered times on behalf of the Erez Candidates.

●	On January 26, 2024, outside counsel for Erez forwarded email contacts to Mr. Tropoli for each of the Erez Candidates.

●

On January 30, 2024, after Mr. Winters forwarded his meeting invite to Mr. Schanzer, outside counsel for Erez confirmed that Mr. Schanzer would not be present during Mr. Winters’ interview with the NGC.

●	On February 1, 2024, after a request from outside counsel for Erez, Mr. Tropoli confirmed that the only representatives from Whitestone on the calls would be members of the NGC.

●	On February 1, 2024, the NGC interviewed Mr. Schanzer via video conference.

●	On February 5, 2024, the NGC interviewed Ms. Clark via video conference.

●	On February 5, 2024, the NGC interviewed Mr. Winters via video conference.

●	On February 5, 2024 the NGC met to discuss the Erez Candidate interviews.

●	On February 9, 2024, Mr. Tropoli forwarded to outside counsel for Erez certain follow-up questions and requests that the NGC had following the interviews of the Erez Candidates.

●	On February 13, outside counsel for Erez and Mr. Tropoli exchanged emails concerning the follow-up questions.

●	On February 13, 2024, Mr. Schanzer informed Mr. Holeman and the NGC by email that Mr. Winters was withdrawing as a nominee for personal reasons.

●

On February 15, 2024, Erez forwarded an Update to Notice of Shareholder Nominations of Individuals for Election and Trustees at the 2024 Annual Meeting of Shareholders of the Company removing Mr. Winters as a trustee nominee.

●	On February 28, 2024, the NGC met via videoconference to evaluate and discuss the proposed nominees (including the Erez Candidates) as candidates for election as trustees at the Annual Meeting, and after consideration voted unanimously to reject the Erez Candidates and recommend Nandita Berry, Julia Buthman, Amy Feng, David Holeman, Jeffrey Jones, and David Taylor as candidates.

●	On March 4, 2024, the Board met via videoconference to discuss the proposed nominees (including the Erez Candidates) as candidates for election as Trustees at the Annual Meeting and after consideration, voted unanimously to reject the Erez Candidates and recommend Nandita Berry, Julia Buthman, Amy Feng, David Holeman, Jeffrey Jones, and David Taylor.

●	On March 7, 2024, Erez issued a press release and filed a form DFAN14A with the SEC, announcing the nomination of Mr. Schanzer and Ms. Clark for election to the Whitestone Board. The same day, the Company issued a press release and filed a form DEFA14A with the SEC announcing the rejection of Mr. Schanzer and Ms. Clark. Such announcement came after a comprehensive review and evaluation by the NGC which included individual interviews with both candidates (and an additional interview with a third candidate, who withdrew his candidacy), a thorough review of the backgrounds and track records of Mr. Schanzer and Ms. Clark, and responses to our follow-up questions post interviews. Also on the same day, Mr. Tropoli informed outside counsel for Erez that following its evaluation and consideration, the NGC and Board did not recommend Mr. Schanzer or Ms. Clark as a nominee for election as trustees at the Annual Meeting.

●

On March 13, 2024, Erez delivered notice pursuant to Section 14a-19 of the Securities and Exchange Act, as amended (the “Act”), reaffirming its intent to solicit the shareholders of Whitestone REIT and requesting that the Company either mail Erez’s proxy materials or provide shareholder records and related information to Erez, pursuant to Rule 14a-7 of the Act.

●	On March 18, 2024, the Company filed a preliminary proxy statement with the SEC.

●	On March 19, 2024, Mr. Tropoli delivered via email to Erez and its outside counsel the Company’s response to the 14a-7 demand, including a Non-Disclosure Agreement and a request for reimbursement.

●

On March 19, 2024, Erez filed a preliminary proxy statement with the SEC, disclosing an opposing slate of two director candidates, consisting of Mr. Schanzer and Ms. Clark for election at the Annual Meeting.

●

Between March 21, 2024 and April 1, 2024, Mr. Tropoli, Erez and outside counsel for Erez engaged in various correspondence regarding the distribution of proxy materials, which the Company agreed to distribute subject to reimbursement from Erez.

●	On April 2, 2024, the Company filed amendment No. 1 to its preliminary proxy statement with the SEC.

●	On April 2, 2024, Erez filed amendment No. 1 to its preliminary proxy statement with the SEC.

●	On April 4, 2024, the Company filed its definitive proxy statement with the SEC.

Our Commitment to Excellence in Stakeholder Engagement

Through owning, operating, developing and redeveloping successful neighborhood community shopping centers, we engage with a wide variety of stakeholders, including shareholders, noteholders, lenders, employees, co-investment partnerships, tenants, and the local communities where our properties are located. We believe that considering the needs and feedback of these stakeholders is crucial to the value-creation process as they are in a position to significantly influence our long-term success.

STAKEHOLDER GROUP	ENGAGEMENT APPROACH		TOPICS OF DISCUSSION
Shareholders, Noteholders and Lenders	●One-on-one meetings with individuals and institutions	●Interactions facilitated via industry associations and sell-side analyst conferences	● Our goals and strategic objectives, performance and expectations, transparent disclosure, corporate governance and other ESG initiatives
	●Direct dialogue through Whitestone-hosted market visits and quarterly conference calls	●Information sharing via company filings
Tenants	●Tenant site visits on a regular basis performed by property managers and regional managers	●One-on-one contact with tenants and representatives at retailer industry conferences	●Tenant performance, tenant satisfaction, property maintenance, property health and safety, property efficiencies and sustainable building practices
●Tenant satisfaction surveys
Communities	●One-on-one dialogue with local and regional planning agencies, municipal boards, permitting authorities and community groups	●Direct dialogue through open houses and town halls	●Property specific information, community interests and needs
	●Monitoring through social media	●Employing a diverse group of associates that understands the needs of multicultural communities and tenants.
Vendors	●Compliance with our Vendor Code of Conduct Policy

●Vendors are to comply with established Code of Conduct Policy which includes, but not limited to, labor rights, health & safety, unfair business practices and environmental and sustainability concerns

Employees	●One-on-one engagements and annual goal setting	●Special project and training workshops	●Employee satisfaction, benefits and compensation, health and safety, career development and training, diversity and equal opportunity
	●Employee review meetings and Q&A sessions with the executive team members	●Open door policy that encourages employees to offer opinions or raise concerns informally
	●Formal reporting mechanism to raise issues such as fraud, harassment, etc.	●Whistleblower Policy
	●Employee satisfaction surveys	●Employee ESG training

Our approach to stakeholder engagement is described in detail in our annual Environmental, Social, and Governance Report posted on our website at www.whitestonereit.com

Commitment to Excellence in Corporate Responsibility

We own, operate, develop and redevelop retail community-centered properties in vibrant markets and create value by leasing, managing, developing, and redeveloping properties to be a place of connection and convenience, crafted for the local needs of the community.

We are more than landlords - we build unity and synergy between our tenants, designing a tenant mix for cross-referral business, which is the glue that creates the community atmosphere within our properties. In doing so, we create value for the community and other stakeholders.

We understand that managing our environmental, social and governance ("ESG") responsibilities is critical to creating and sustaining long-term value. Our priorities in those efforts are providing sustainable, high quality rental spaces with high-quality tenants; prioritizing human capital management by investing in our people to ensure we can attract and retain the talent we need to remain successful; and operating to the highest possible standards of ethics and transparency.

To that end, we have established an ESG Committee, under the oversight of the Board, which is comprised of key members of management and other employees.

Social Responsibility

Our Employees:
•	A values-based culture that promotes employee engagement
•	A culture of inclusivity, with annual diversity and sensitivity training for management and associates
•	Employee wellness, health and safety, offering comprehensive benefits
•	Employee training and continuing education opportunities for professional development
•	24 languages spoken at Whitestone REIT as of December 31, 2023
•	Internship Program

Social Responsibility

Our Tenants and Communities:
•	Lease to tenants that provide beneficial services to the surrounding communities
•	Perform due diligence to ensure upholding of our standards through informal surveys, tenant meetings and formalized lease renewal processes
•	Participation of associates in volunteering and philanthropy
•	Employ and develop a diverse group of associates who understand the needs of our multicultural communities and tenants

Ethics and Governance
•	Separate Chairman and CEO positions
•	Unwavering ethical standards and business practices fostered by 100% employee participation in Code of Business Conduct and Ethics Training
•	Annual shareholder elections for Trustees
•	Ongoing board refreshment - 60% of Independent Trustees have served fewer than 5 years
•

Commitment to continual enhancement of our corporate governance practices, evidenced by, among other things, our recent termination of our Shareholder Rights Plan, amendment of our Bylaws to provide separate Chairman and CEO roles, and our recent amendment to our Charter to enable shareholders to amend our Bylaws.

Environmental Stewardship

Redeveloping and Revitalizing
•	We acquire and reposition properties and seek to add value through renovating and re-tenanting our properties to create Whitestone-branded Community Centered Properties™.
•

Adding leasable square footage to existing structures, upgrading and renovating existing structures and developing and building on unused land are all ways that we revitalize existing space to better serve the local community.

•

When redeveloping our properties, we seek opportunities to improve their environmental footprint. Examples include providing parking spaces for low emission and fuel efficient vehicles; installing low voltage lighting; and installing enclosed trash collectors. Furthermore, we undertake extensive due diligence related to any possible contamination at all the properties we purchase, investing in any necessary clean up to ensure we and new tenants comply with all environmental regulations.

•

We usually provide triple net (NNN) leases that charge the utility expenses directly to tenants. Tenants are incented to economize on utilities such as electricity and water usage, and improve their profitability by reducing expenses they pay.

•

We use an ESG data management software solution to enable tracking of our water, electricity, gas and trash usage. In February 2024, we released our 2023 ESG Report (in alignment with the Sustainability Accounting Standards Board industry standards and the Task Force on Climate-related Financial Disclosures (TCFD) recommendations) highlighting our ESG strategic priorities and initiatives.

•	Looking forward, we plan to evaluate the possibility of Energy Star and LEED certifications for select properties. In 2023, we submitted our second GRESB real estate assessment.

Our approach to corporate responsibility and key environmental, social, and governance initiatives are described in detail in our various ESG policies and reports, including our Environmental, Social, and Governance Report, Environmental Policies, Environmental Management System Policy, Charter of the Environmental, Social, and Governance Steering Committee, Occupational Safety and Health Policy and Procedures Manual, Human Rights Policy, Vendor Code of Conduct Diversity, Equity, and Inclusion Policy, and Sustainability Statement, each of which is available on our website http://ir.whitestonereit.com/ under the Corporate Responsibility section.

Our Commitment to Excellence in Corporate Governance

Board Refreshment and Characteristics of Board Member Nominees

We believe that, while we can benefit from experienced trustees, periodic refreshment of the Board is important. We understand that the quality, dedication and chemistry of the Board have been integral to our success. We have refreshed our Board, reflecting a balanced set of experienced Board members and less tenured trustees who bring fresh perspectives and differing backgrounds.  To that end, our average Board term is 3.6 years, two of our six current trustees were elected in 2022, and one new trustee was elected in 2023. When considering whether our trustees and trustee nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the categories set forth in the matrix below.  There are no family relationships among any of our trustee nominees or executive officers.

	Berry	Buthman	Feng	Holeman	Jones	Taylor	Total
Knowledge / Skills / Experience
Strategic planning and leadership	✔	✔	✔	✔	✔	✔	6
REIT / real estate		✔	✔	✔	✔		4
Financial expertise / literacy	✔	✔	✔	✔	✔	✔	6
Retail industry			✔	✔			2
Risk management		✔		✔	✔	✔	4
Human capital management	✔	✔	✔	✔	✔	✔	6
Legal	✔					✔	2
Corporate governance		✔	✔	✔		✔	4
Environmental, social & governance		✔	✔	✔		✔	4
Cybersecurity			✔	✔			2
Government, regulatory & public policy	✔					✔	2

Demographics
Race / Ethnicity
Asian or Indian	✔		✔				2
White or Caucasian		✔		✔	✔	✔	4

Gender
Female	✔	✔	✔				3
Male				✔	✔	✔	3

Other attributes
Independence	✔	✔	✔		✔	✔	5
Tenure (years)	6	1	2	2	4	7	3.7 (average)

Corporate Governance Highlights

Key Attributes
•	Annual Election of Trustees
•	Plurality Vote Standard in Trustee Elections with Resignation Policy in Uncontested Elections
•	Independent Chairman and Separate CEO
•	5 of 6 Company trustee Nominees are Independent; Audit, Compensation and Nominating and Governance Committees each Entirely Comprised of Independent Trustees
•	Independent Trustees Meet Regularly in Executive Session Without Management Present
•	Meaningful Share Ownership Requirements for Officers and Trustees
•	Anti Hedging Policy
•	Clawback Policy
•	No Familial Relationships among Board Members
•	Codes of Conduct for Trustees, Officers and Employees
•	Shareholder Ability to Adopt, Amend or Repeal the Bylaws
•	Shareholders Ability to Call Special Meetings

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Company Nominees for Trustee

Our Board is comprised of six trustees whose terms expire at the annual meeting each year. Nandita V. Berry, Julia B. Buthman, Amy. S. Feng, Jeffrey A. Jones, David K. Holeman, and David F. Taylor are our current trustees, and their terms expire at our Annual Meeting.

As described under “Background of the Solicitation” above, based upon the Company’s criteria for nominations of trustees to the Board and the unanimous recommendation of the Nominating and Governance Committee, the Board unanimously determined to nominate Nandita V. Berry, Julia B. Buthman, Amy. S. Feng, Jeffrey A. Jones, David K. Holeman, and David F. Taylor to serve until the 2025 annual meeting of shareholders or until their successors have been duly elected and qualified. See the section of this proxy statement titled “Our Commitment to Excellence in Corporate Governance – Board Refreshment and Characteristics of Board Member Nominees” beginning on page 15 for more information about the skills, qualifications, attributes and experiences that caused the Board to determine that its nominees should serve as trustees.

Our Trustees are elected by a plurality of all votes cast by the holders of shares present in person (virtually) or represented by proxy at the Annual Meeting. This means that the nominees receiving the greatest number of “FOR” votes will be elected. In addition, our Corporate Governance Guidelines contain a Director Resignation Policy regarding any nominee for trustee in an uncontested election who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.  An uncontested election means an election in which the number of nominees proposed to be elected is equal to the number of trustees nominated by the Board. Unless Erez abandons its solicitation or fails to comply with the universal proxy rules, this year’s election will constitute a contested election, and therefore the Director Resignation Policy will not apply.

Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of each nominee. The Board has no reason to believe that any of its nominees will be unable to serve as trustees. In the event, however, that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by valid proxies will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. If elected at the Annual Meeting, each nominee has agreed to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. None of the Company's nominees are being nominated for election pursuant to any agreements or understandings between us and any other person.

Our Board recommends that you vote “FOR” the election of trustees Nandita V. Berry, Julia B. Buthman, Amy S. Feng, David K. Holeman, Jeffrey A. Jones and David F. Taylor.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE TRUSTEE NOMINEES ON THE WHITE PROXY CARD.

Erez has notified the Company of its intent to nominate two nominees for election as trustees at the Annual Meeting. The Board does not endorse any Erez Nominee and unanimously recommends that you disregard any blue proxy card that may be sent to you by Erez. Voting to “withhold” with respect to any Erez nominee on its proxy card is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any Erez Nominee on its proxy card will revoke any previous WHITE proxy card submitted by you. If you have already voted using the blue proxy card sent to you by or behalf of Erez, you have every right to change your vote and we urge you to revoke that proxy by voting the enclosed WHITE proxy card and returning it promptly. Only the latest dated validly executed proxy that you submit will be counted.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor
New York, New York 10018

Toll-Free: 800-322-2885
Email: proxy@mackenziepartners.com

YOUR VOTE IS IMPORTANT. VOTE THE WHITE PROXY CARD TODAY.

Members of the Board of Trustees

Nandita Berry

Trustee Since: 2017

WSR Board Committees: Nominating and Governance (Chair), Audit

Former Directorships:

• Chair of the Audit and Compliance Committees of the University of Houston System Board of Regents

• Director, South Asian Chamber of Commerce

• Director, Houston Area Women’s Center

Other Experience and Education:

• 109th Texas Secretary of State

• Senior Counsel for Locke Lord LLP

• Senior Counsel for El Paso Energy

• Inducted into the Texas Women’s Hall of Fame in 2014 for business achievement

• Bachelor of Arts, Economics, Political Science, History, Mt. Carmel College, Bangalore, India

• Bachelor of Arts, Economics and Political Science, University of Houston

• Juris Doctorate, University of Houston Law Center

Key Experience and Trustee Background

●

Nandita Berry has over 30 years of Texas-focused political, educational and legal experience having previously served as the 109th Texas Secretary of State, Vice Chair of the University of Houston System Board of Regents and as Senior Counsel at Locke Lorde and El Paso Energy.

●

Ms. Berry provides the Board of Trustees with extensive commercial knowledge of Texas, one of Whitestone’s primary and fastest-growing markets, as well as legal and corporate governance, expertise gained during her successful law career.

●	Ms. Berry has been a member of the Board of Trustees since 2017. She currently serves as the Chair of the Nominating and Governance Committee and as a member of the Audit Committee.

Ms. Berry was the 109th Texas Secretary of State, a position in which she served from 2014-2015. During her tenure, Ms. Berry led the Texas Secretary of State Agency and served as the economic ambassador for the State of Texas. Prior to her time as Secretary of State, Ms. Berry was the Vice Chairman of the University of Houston System Board of Regents, overseeing a $1.2 billion budget and serving as Chairman of the Audit and Compliance Committees. Ms. Berry began her legal career as an Associate at Haynes and Boone, LLP, before advancing to the Senior Counsel position at El Paso Energy. She served as in-house securities counsel and Corporate Secretary for all of El Paso Energy’s trading entities. Following her time at El Paso Energy, Ms. Berry served as Senior Counsel at Locke Lord until 2014, where she represented public companies in a wide array of corporate securities and technology matters. Ms. Berry earned a Juris Doctorate from The University of Houston Law Center, a Bachelor of Arts degree in Economics and Political Science from The University of Houston, and a Bachelor of Arts degree in Economics, Political Science, and History from Mt. Carmel College.

Julia Buthman

Trustee Since: 2023

WSR Committees: Nominating and Governance, and Audit Committee

Other Experience and Education:

• Managing Director of Prudential Private Capital

• Managing Director of Bank of Montreal

• Chair, Advisory Council of Metro Educational Foundation

• Vice-Chair of United Methodist Hospital and Health Care System

• Executive Committee and Finance Chair, North Texas Food Bank

• Bachelors in Psychology, Oklahoma State University

• MBA, University of Houston Bauer School of Business

Key Experience and Trustee Background

●

Julia Buthman is a seasoned investment professional with more than 35 years of experience in senior debt, subordinated debt and structured equity investments in both public and private companies, providing critical knowledge regarding the financial structuring of REITs.

●

Ms. Buthman provides the Board of Trustees with extensive experience serving clients across various sectors including, retail, manufacturing, industrial services, financial services and real estate, and REITs, notably advising on financing structures at Lion Industrial Properties and EPR Properties.

●

Ms. Buthman has been a member of the Board of Trustees since 2023. She is currently a member of the Nominating and Governance Committee and assuming election as a trustee at the Annual Meeting will become a member of the Audit Committee.

Ms. Buthman is a former Managing Director of Prudential Private Capital (PPC), where she oversaw the Dallas Corporate Finance office covering multiple growth cities in Texas, Oklahoma, Missouri, Kansas, Arkansas, and Louisiana. Ms. Buthman served on the boards of several of PPC’s portfolio companies, including heading up the Audit and Compensation Committees and served on PPC’s senior management team, providing valuable input into strategy, execution and human capital management. Prior to PPC, Ms. Buthman served as a Managing Director at Bank of Montreal (BMO), where she was a member of the Special Assets group, responsible for managing multiple real estate investments and assets across various sectors including, retail, commercial, residential and office. Additionally, Ms. Buthman was responsible for heading a new Chicago-based vertical focused on the retail industry. Throughout her tenure at both Prudential and BMO, Ms. Buthman advised clients within the real estate industry on strategic matters and capital management. Ms. Buthman earned a Bachelor of Science degree in Psychology from Oklahoma State University and an MBA from The University of Houston Bauer School of Business.

Amy Feng

Current Role: Executive Vice President, Strategic Situations and Investor Relations of Edelman Smithfield

Trustee Since: 2022

WSR Board Committees: Audit, Compensation, and Nominating and Governance

Other Current Boards and Affiliations:

• Certified Director designation, National Association of Corporate Directors (NACD)

• Former Director, San Francisco Chapter of the National Investor Relations Institute (NIRI)

Other Experience and Education:

• Head of Investor Relations of Shopify

• Managing Director of Joele Frank Wilkinson Brimmer Katcher

• Executive Vice President of Abernathy MacGregor

• Managing Director and Senior Research Analyst of JMP Securities

• Equity Research Senior Analyst for Lehman Brothers

• Bachelor of Arts in Chemistry, Cornell University

• Ph.D. in Chemistry, University of California, Berkeley

• MBA, Northwestern University

Key Experience and Trustee Background

●

Amy Feng has over 25 years of experience advising C-suite executives and Boards of Directors on financial transactions, including mergers and acquisitions, initial public offerings, digital transformations, leadership transitions, cyber breaches, shareholder activism, growth and revenue drivers, risk and litigation matters.

●

Ms. Feng provides the Board of Trustees with significant financial and real estate expertise gained through providing strategic advice to some of the largest REITs throughout her multi-decade career, including American Campus Communities, Cedar Fair, ClubCorp, Healthcare Trust of America, Iron Mountain, Monmouth Real Estate, Prologis, and Public Storage on various strategic matters.

●

Ms. Feng has been a member of the Board of Trustees since 2022, is a member of the Audit and Compensation committees, and assuming election at the Annual Meeting will become a member of the Nominating and Governance Committee.

Ms. Feng currently serves as an Executive Vice President, Strategic Situations and Investor Relations at Edelman Smithfield. Prior to joining Edelman, she served as Shopify’s Head of Investor Relations from 2022 to 2023 and Managing Director at Joele Frank Wilkinson Brimmer Katcher, a top-ranked leader in strategic, financial, and crisis communications, from 2016 to 2022. During her time at both companies, she advised executives and Boards on a wide range of critical issues of importance to shareholders and other stakeholders. Her positions on NACD and NIRI equip her with the ability to help Boards elevate their performance and create long-term value. Ms. Feng has also served as an Executive Vice President at Abernathy MacGregor and built her financial expertise as Managing Director and Senior Research Analyst at JMP Securities and as an Equity Research Senior Analyst at Lehman Brothers and JMP Securities. Ms. Feng earned a Bachelor of Arts degree with honors in Chemistry from Cornell University, a Ph.D. in Chemistry from the University of California, Berkeley, and an MBA from Northwestern University.

David Holeman

Current Role: Chief Executive Officer and Trustee of Whitestone REIT

Trustee Since: 2022

Other Experience and Education:

• Chief Financial Officer of Whitestone REIT

• Chief Financial Officer of Gexa Energy

• Chief Financial Officer and Controller of Houston Cellular Telephone Company/Cingular Wireless

• Director of Restructuring of Coram Healthcare and numerous finance roles with H.M.S.S., a NASDAQ-listed medical provider (acquired by Coram)

• Auditor with Deloitte

• Certified Public Accountant (CPA)  • Bachelor of Business Administration in Accounting, Abilene Christian University

Key Experience and Trustee Background

●	David Holeman has over 35 years of public company experience, including over 15 years of C-Suite level experience in the real estate sector, advising on the financial strategies of multiple Texas-based public companies.

●	Mr. Holeman provides the Board of Trustees with strong financial, operational, strategic and leadership skills, and deep knowledge of the Company and its customers garnered over his 18-year tenure with Whitestone.

●	Mr. Holeman has served as Whitestone’s CEO since January 2022 and was elected to the Board of Trustees in May 2022. Prior to becoming CEO, he served as the CFO of Whitestone from 2006-2021.

Before joining Whitestone, Mr. Holeman was CFO and Corporate Secretary at Gexa Energy, where he oversaw all financial, tax, treasury, investor relations and human resource functions. Notably, Mr. Holeman was instrumental in the successful sale of Gexa Energy to NextEra (NYSE: NEE) in 2005. Prior to his time at Gexa, Mr. Holeman was CFO, Head of Shared Services and Controller at Houston Cellular Telephone Company/Cingular Wireless, a subsidiary of AT&T. Prior to his time at Houston Cellular, Mr. Holeman served as the Director of Restructuring for Coram Healthcare. He also held various financial roles with H.M.S.S., a NASDAQ-listed medical provider, which was acquired by Coram. Mr. Holeman began his career as an auditor with Deloitte in Kansas City, is a CPA, and earned a Bachelor of Business Administration degree in accounting from Abilene Christian University.

Jeffrey Jones

Current Role: Managing Director of Stephens Inc.

Trustee Since: 2020

WSR Board Committees: Audit (Chair), Compensation

Other Current Boards and Affiliations:

• President of the FPC Dallas Foundation

Other Experience and Education:

• President and Partner of Blackhill Partners

• Chief Restructuring Officer of Black Elk Energy

• Former Director, Falcon Steel

• Former Director, Greatwide Logistics Services

• Former Director, First Family Group

• Advisory Board of the Alternative Asset Management Center at the Cox School of Business at Southern Methodist University

• Chartered Financial Analyst (CFA)

• Certified Turnaround Professional (CTP)

• Bachelor of Business Administration in Accounting and Finance, Southern Methodist University

• FINRA Series 7, 63 and 79 licenses

Key Experience and Trustee Background

●	Jeffrey Jones has over 35 years of experience as an investment banker and restructuring advisor, in addition to holding various director positions at both public and private companies.
●

Mr. Jones provides the Board of Trustees with extensive financial advisory expertise, as he has spent his multi-decade career advising healthy and distressed companies, creditors, and shareholders both within real estate across other industries.  He is qualified as an expert in sale process, valuation and interest rates in U.S. Bankruptcy courts in the Northeast, including Delaware, the Midwest and the Southern U.S.

●	Mr. Jones has been a member of the Board of Trustees since 2020. He currently serves as the Chair of the Audit Committee and as a member of the Compensation Committee.

Mr. Jones is a Managing Director at Stephens Inc., one of the largest independent investment banks in the U.S.  He co-headed Blackhill Partners, an investment banking and restructuring firm, from 2011 through the firm’s acquisition from its founder and its subsequent sale to Stevens in 2018.  Mr. Jones also served as the Chief Restructuring Officer for Black Elk Energy from 2015-2016 during their complex bankruptcy involving the largest ever attempted offshore oil and gas well decommissioning plan in Chapter 11. Noteworthy transactions in Mr. Jones’s career include the $5 billion multinational, multi-jurisdictional reorganization of Pacific Exploration, advising the founding family in the sale of Algan to BFGoodrich, advising the founder of TriColor Auto Group in its sale to Serent Capital, and facilitating the divestitures of non-core business units for British Petroleum, Kennametal and Xerox. Mr. Jones is a Chartered Financial Analyst (CFA) and a Certified Turnaround Professional (CTP) and completed the three-year Securities Industry Institute program at The Wharton School of the University of Pennsylvania. Mr. Jones earned a Bachelor of Business Administration degree in Accounting and Finance from Southern Methodist University

.

David Taylor

Current Role: Chair of Locke Lord

Trustee Since: 2017

WSR Board Committees: Chairman of the Board, Compensation (Chair), Nominating and Governance

Other Current Boards and Affiliations:

• Chair of Locke Lord LLP

• Director of Greater Houston Partnership

Other Experience and Education:

• Member and former Co-Chair of Locke Lord LLP's Corporate and Transactional Department

• Former Chair of Finance Committee of Locke Lord LLP

• Former Chair of Capital Markets Section of Locke Lord LLP

• Bachelor in Finance, University of Texas

• Juris Doctorate, University of Texas Law School

Key Experience and Trustee Background

●

David Taylor has over 30 years of experience representing public and private companies in a broad range of corporate and securities matters, with a strong focus on securities offerings and disclosures, mergers and acquisitions, corporate governance and board of directors matters.

●

Mr. Taylor provides the Board of Trustees with extensive experience in legal, corporate governance, capital markets, and organizational leadership, particularly as Managing Partner of one of the nation's largest law firms.

●

Mr. Taylor has been a member of the Board of Trustees since 2017 and has served as Chairman of the Board since 2022. He is the chair of the Compensation Committee and a member of the Nominating and Governance Committee.

Mr. Taylor has served as Chair of Locke Lord LLP since 2018. He has been a Partner of the firm since 1996 and served as a corporate and securities attorney since 1989. Mr. Taylor previously held the position of Managing Partner at Locke Lord LLP’s Houston office and Chair of its Finance Committee. Mr. Taylor has also served in leadership positions within Locke Lord LLP in Strategic Growth, Practice Development and Recruiting. He is a member of Locke Lord LLP’s Corporate and Transactional Department, which he formerly chaired along with its Capital Markets Section. Through his role as Director of Greater Houston Partnership and formerly serving as the Chair of the GHP's Regional Economic Development Advisory Committee, Mr. Taylor has experience providing leadership and counsel with GHP’s leaders on the economic development of major cities. Mr. Taylor earned a Juris Doctorate from The University of Texas Law School and a Bachelor of Arts degree in Finance from The University of Texas.

CORPORATE GOVERNANCE

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in us. Our governance practices include:

•	Annual election of trustees.
•	Independent Chairman and Separate CEO.
•	Plurality vote standard in trustee elections with resignation policy in uncontested elections.
•	Five out of six Company trustee nominees are independent; Audit, Compensation and Nominating and Governance Committees each entirely comprised of independent trustees.
•	Independent trustees meet regularly in executive session without management present.
•	Anti-hedging policy
•	Clawback policy
•	Meaningful share ownership requirements for officers and trustees.
•	Shareholder Right to Adopt, Amend or Repeal the Bylaws
•	Codes of Conduct for trustees, officers and employees.
•	No familial relationships on the Board or Management
•	Shareholders ability to call special meetings.

Independence

Under the listing standards of the NYSE, and pursuant to our Corporate Governance Guidelines and policies, we are required to have a majority of “independent” trustees and a Nominating and Corporate Governance Committee, Compensation Committee, and Audit Committee, each composed solely of independent trustees. In determining trustee independence, the Board broadly considers all relevant facts and circumstances, including the rules of the NYSE. The Board considers these issues not merely from the standpoint of a trustee, but also from that of persons or organizations with which the trustee has an affiliation. An independent trustee is free of any relationship with us or our management that may impair the trustee’s ability to make independent judgments.

Our Board has affirmatively determined that five of our six trustee nominees are “independent” as that term is defined by the NYSE listing standards and applicable SEC rules.  These trustees are Nandita V. Berry, Julia B. Buthman, Amy S. Feng, Jeffrey A. Jones, and David F. Taylor. As our Chief Executive Officer, David K. Holeman is not considered independent. Each of the Nominating and Corporate Governance Committee, Compensation Committee, and Audit Committee are composed solely of independent trustees.

Meetings and Committees of the Board of Trustees

Our Board met eight times during 2023.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Mr. Taylor, as our independent Chairman, presided over the independent meetings of the trustees. All of our nominated trustees attended 100% of the meetings for our Board and their assigned committees during the period of 2023 in which they served as a trustee.

All of our nominated trustees attended our 2023 annual meeting of shareholders. We expect our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has established a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. Our Board’s committee membership, effective as of the date of the 2024 Annual Meeting is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees: (1)
Nandita V. Berry	Chair	X
Julia B. Buthman	X	X
Amy S. Feng	X	X	X
Jeffrey A. Jones		Chair	X
David F. Taylor	X		Chair
Number of Meetings in 2023	1	4	2

(1)	In 2023, Paul T. Lambert served as the Chair of the Compensation Committee and as a member on the Nominating and Corporate Governance Committee and the Audit Committee, until May 12, 2023.

Our Board has adopted a charter for each of the above committees. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.  We also utilized a Special Committee during Fiscal Year 2023 in connection with our leadership transition. Each of these committees was comprised solely of independent trustees.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;
•	recommending nominees for committees of our Board;
•	conducting reasonable prior review and approval of any related party transactions;
•	overseeing our ESG Steering Committee; and
•	being responsible for matters concerning corporate governance.

The committee currently consists of Nandita V. Berry, Julia B. Buthman and David F. Taylor, with Ms. Berry serving as chair. Assuming election at the Annual Meeting, Amy S. Feng will become a member of the Committee.  Each current and expected member of the committee is “independent” under the NYSE listing standards and applicable SEC rules. The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to our business, which may include:

•	commercial real estate experience;
•	an in-depth knowledge of and working experience in finance or marketing;
•	capital markets or public company experience;
•	university teaching experience in a Master of Business Administration or similar program;
•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or
•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee. Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, diversity, independence and integrity.  In connection with this evaluation, the committee interviews the candidate in person or by telephone. The potential candidate is also introduced to our management team, properties and strategy to ensure appropriate experience and commitment exists. After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board elects nominees recommended by the committee to fill vacancies on our Board and nominates the nominees for election by shareholders after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominations other than Company nominees must follow the procedures set forth in Rule 14a-19 under the Exchange Act. If a shareholder is recommending a candidate to serve on our Board, the candidate is expected to follow our candidate evaluation process, and the recommendation must include the information specified in our bylaws, including the following:

(1)

As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3):

•

all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or

•

would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and
•

the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•

the class, series and number of all of our common shares or other securities or any of our affiliates (also referred to as Whitestone securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of common shares or other security) in any Whitestone securities of any person;

•	the record or “street name” holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;
•

whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for our shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the share performance graph in the most recent annual report to our shareholders or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in us or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•

any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with us), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in us or any affiliate thereof, other than an interest arising from the ownership of our securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;
•

the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•

to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws together with amendments number one and two, filed as Exhibit 3.2.1, Exhibit 3.2.2 and Exhibit 3.2.3, respectively, to our Annual Report on Form 10-K filed on March 13, 2024.  Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “Solicitation and Voting - How and when may I submit a shareholder proposal for the Annual Meeting?”

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of our financial statements; and assisting the Board in its oversight of the following:

i.	management’s responsibilities to assure there is in place an effective system of internal controls over financial reporting;
ii.	the qualifications and independence of our registered public accounting firm;
iii.	the performance of our registered public accounting firm; and
iv.	our compliance with our ethical standards, policies, plans and procedures, and applicable laws and regulations.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Nandita V. Berry, Jeffrey A. Jones and Amy S. Feng, with Mr. Jones serving as chair. Assuming election at the Annual Meeting, Julia B. Buthman will become a member of the Committee.  Our Board has determined that each of Mr. Jones and Ms. Feng is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure;
•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations;
•	reviewing and approving Chief Executive Officer compensation as well as executive officer compensation;
•

annually reviewing and making recommendations to the Board concerning the adoption, terms and operation of our compensation plans for all trustees, officers and other executives, including incentive compensation and equity-based plans that are subject to Board approval; and

•

approving grants and/or awards of restricted shares, share options and other forms of equity-based compensation, and otherwise administering our equity incentive plans in compliance with applicable tax laws.

The committee currently consists of Amy S. Feng, Jeffrey A. Jones, and David F. Taylor, with Mr. Taylor serving as chair. Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees and to recommend for approval by the Board the compensation of our Chief Executive Officer. The committee also administers our 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”) and our 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”).

Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. Information on the committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest.

If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and, if required by applicable law, including by posting such amendment or waiver on our website at the address above. The Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

Clawback Policy

As required by NYSE listing standards, our Board has adopted a Clawback Policy that permits us to recover incentive compensation from certain officers in the event we are required to prepare a financial restatement, without regard to whether the restatement is caused by wrongdoing, negligence, or other misconduct. Our Clawback Policy is available on our website at http://ir.whitestonereit.com/. The company will further comply with any recoupment requirements imposed by applicable laws, rules or regulations, including in connection with the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensations.

Insider Trading Compliance Policy

Our Board has adopted an Insider Trading Compliance Policy which prohibits our trustees and executive officers from engaging in insider trading, executing, “short sales”, purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our shares or other equity securities granted as compensation or held directly or indirectly ("Securities"), purchasing or selling derivative securities related to our Securities, or pledging Securities as collateral for indebtedness, including holding such shares in a margin account.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are separate. Our Chairman of the Board is an independent trustee. Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board. Mr. Taylor, our independent Chairman presides over executive sessions of the independent trustees. The Board believes that its current leadership structure is appropriate for us because it separates the leadership of the Board from the day-to-day leadership of the Company. The Board also believes that separating the position of Chairman from Chief Executive Officer better positions the Board to evaluate the performance of management and enables the Chairman to provide guidance to the Chief Executive Officer.

The duties of the Chairman include the following:

•	presiding at meetings of the Board, including executive sessions of the independent trustees;
•	previewing the information to be provided to the Board;
•	approving meeting agendas for the Board;
•	assuring that there is sufficient time for discussion of all meeting agenda items;
•	organizing and leading the Board’s evaluation of the CEO; and
•	being responsible for leading the Board’s annual self-assessment.

For additional information, see our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website, www.whitestonereit.com.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis-Compensation Related Risk Management.” The Audit Committee oversees management of financial and legal compliance risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	Expenditures for capital projects and general invoices of over $3.0 million require Board approval, and tenant improvements or lease commissions over $1.0 million require board approval;
•	The board reviews and approves all acquisition and disposition decisions over $5 million;
•	A limitation on base salary of $150,000 for any employee hired unless the Compensation Committee approves a greater amount; and
•	A compliance policy regarding insider information, disclosure of non-public information and limitation on employee and trustee transactions of our shares.

The Audit Committee considers risks relating to cybersecurity and, for that purpose, receives regular reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments.

The Board believes that the administration of its risk oversight function has not affected its leadership structure.

Corporate Responsibility and Sustainability

We are focused on building a thriving and sustainable, e-commerce resistant business that succeeds by delivering long-term value for our shareholders. We are proud of the growth we have achieved and how we have conducted our business in the process. Our plan for sustainability is incorporated into our long-term strategy as we continue to seek new ways to positively contribute to our communities and safeguard the environment around them. Our key corporate responsibility priorities include openly engaging key stakeholders, leading by example in our operations, positively influencing our tenants and partners and enhancing our communities. We continue to build our ESG platform and our Environmental, Social, and Governance Report, Environmental Policies, Environmental Management System Policy, Charter of the Environmental, Social, and Governance Steering Committee, Occupational Safety and Health Policy and Procedures Manual, Human Rights Policy, Vendor Code of Conduct, Diversity, Equity, and Inclusion Policy, and Sustainability Statement, which are posted on our website at www.whitestonereit.com, contains greater details as to our ongoing efforts.

ESG Steering Committee

We have an ESG Steering Committee and a committee charter to support our on-going commitment to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to us.

The ESG Steering Committee is our cross-functional senior management committee under the oversight of the Nominating and Governance Committee. Its mission is to assist our executive management in:

•	Setting general strategy relating to ESG matters.
•	Developing, implementing, and monitoring initiatives and policies based on that strategy.
•	Overseeing communications with employees, investors and stakeholders with respect to ESG matters; and
•	Monitoring and assessing developments relating to, and improving our understanding of ESG matters.

Since establishing our ESG Steering Committee in 2018, our ongoing efforts to do our part in contributing to a net zero carbon economy is to continue evaluating how our properties and operations affect the communities we serve. We believe that environmentally and socially responsible operating practices are in sync with generating value for our stakeholders and risk mitigating protection for that value we create. We use an ESG data management software solution to enable us to track electricity, water, gas and trash usage and we submitted our second GRESB real estate assessment in 2023.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Peter Tropoli, Corporate Secretary, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

Share Ownership Guidelines

Minimum Share Ownership Guidelines for Executives. Our Board established minimum share ownership guidelines for executive officers requiring such officers to maintain a minimum equity investment in us based upon a multiple of five times base salary for the Chief Executive Officer and three times base salary for all other Named Executive Officers ("NEO"). The guidelines provide that executive officers must achieve the minimum equity investment within five years from the date he or she first becomes subject to the guidelines, and until such time, that executive must retain at least 60% of the common shares granted to the executive by us and/or purchased by the executive through the exercise of options. Each executive officer’s compliance with the guidelines is reviewed by the Board annually. All of our executive officers are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

Minimum Share Ownership Guidelines for Non-employee Trustees. Our Board established minimum share ownership guidelines for non-employee trustees. Under these guidelines, each non-employee trustee must maintain a minimum number of our common shares with a value not less than five times the current annual cash retainer paid to such trustee for service on our Board (excluding, among other things, any additional retainer paid for committee membership or chairmanship).  Each non-employee trustee has five years from the date he or she first becomes subject to the guidelines to satisfy the minimum ownership guidelines, and until such time, that trustee must retain 100% of the common shares or share units granted to the trustee as compensation. Compliance with the guidelines is reviewed by the Board annually. All of our non-employee trustees are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of April 2, 2024 regarding the beneficial ownership of our common shares by each of our current trustees, trustees nominated by the Board and our named executive officers and by all current trustees, trustees nominated by the Board and executive officers as a group. The percentage ownership in the following table is based on 49,959,008 common shares outstanding as of the close of business on April 2, 2024.

	Common
	Shares and Units
	Beneficially	Percentage
Name of Beneficial Owner(1)	Owned(2)	Ownership
Named Executive Officers:
David K. Holeman	700,699(3)	1.4%
Christine J. Mastandrea	369,814(4)	*
J. Scott Hogan	174,797(5)	*
Peter A. Tropoli	122,577(6)	*
Soklin “Michelle” Siv	62,997(7)	*
Non-Employee Trustees:
Nandita V. Berry	36,129
Jeffrey A. Jones	27,279	*
Julia B. Buthman	3,093	*
Amy S. Feng	17,466	*
David F. Taylor	34,536	*
All executive officers and trustees as a Group (10 persons)	1,549,387	3.1%

*	Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 South Gessner, Suite 500, Houston, Texas 77063.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)

Includes 82,087 restricted common share units. Excludes 71,237 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 150,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control.

(4)

Includes 45,852 restricted common share units. Excludes 40,779 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 100,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control.

(5)

Includes 35,603 restricted common share units. Excludes 31,826 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 50,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control.

(6)

Includes 36,269 restricted common share units. Excludes 31,826 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

(7)

Includes 21,007 restricted common share units. Excludes 20,488 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 15,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon 49,959,008 common shares outstanding as of the close of business on April 2, 2024.

	Common Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class
BlackRock Inc.
55 East 52nd Street
New York, NY 10055	7,791,748 (1)	15.6%
The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355	5,527,136 (2)	11.1%

(1)

The indicated ownership is based solely upon an amendment to Schedule 13G/A filed with the SEC by the beneficial owner on January 22, 2024 reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. possessed sole voting power over 7,665,912 common shares and sole dispositive power over 7,791,748 common shares.

(2)

The indicated ownership is based solely upon an amendment to Schedule 13G/A filed with the SEC by the beneficial owner on February 13, 2024 reporting beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. possessed shared voting power over 30,458 common shares, sole dispositive power over 5,452,673 common shares and shared dispositive power over 74,463 common shares.

EXECUTIVE OFFICERS

The following table sets forth certain information about our current executive officers.

Executive Officers	Age(1)	Position	Recent Business Experience
David K. Holeman	60	Chief Executive Officer (January 2022 – present) Trustee (May 2022 – present)

Chief Financial Officer of Whitestone (2006 – January 2022); Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003). Mr. Holeman is a Certified Public Accountant and received a B.B.A. in Accounting from Abilene Christian University.

J. Scott Hogan	54	Chief Financial Officer (January 2022 – present)

Vice-President / Controller of Whitestone (2008 – January 2022); Controller, Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2008); SEC Reporting Manager, Stewart & Stevenson (2001 – 2004). Mr. Hogan is a Certified Public Accountant and received and B.B.A. with majors in Finance and Accounting from Stephen F. Austin State University.

Christine J. Mastandrea	58	Chief Operating Officer (January 2022 – present)

Executive Vice-President of Corporate Strategy of Whitestone (2013 – January 2022); Independent advisor to Whitestone (2006 – 2012). Chief Operating Officer of MDC Realty Corporation, a private investment company (1996 – present). Prior to joining Whitestone, Ms. Mastandrea worked in banking at Robert W. Baird & Co. and advised Whitestone on some of its highest priority projects, including Whitestone's IPO in 2010. She is also an adjunct professor at the Jones Graduate School of Business at Rice University.

Peter A. Tropoli	52	General Counsel (2019 – present) Corporate Secretary (2022-present)

Chief Operating Officer (2011-2018), Director (2014-2019), Corporate Secretary (2006-2011) and Senior Vice President – Administration, General Counsel (2001-2011, 2019) of Luby’s Inc., a NYSE listed retail restaurant operating company. Mr. Tropoli received a B.A. from the University of Texas at Austin and a J.D. from the University of Houston Law School.

Soklin “Michelle” Siv	50	Vice President of Human Resources (February 2022 – Present)

Director of Human Resources (2014 – February 2022); Human Resources Management at WellCare Health Plans (2008 – 2014) and The Home Depot (2004 – 2008). Ms. Siv received a B.S.B.A. from the University of Nebraska with a Major in Business Management.

(1)	As of April 3, 2024

TRUSTEE COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time trustees expend in fulfilling their duties as well as the skill level it requires of members of the Board.

Our non-employee trustees are entitled to the following fees:

•	Annual retainer fee of $40,000
•	Independent Chairman fee of $17,500
•	Annual share grant - $60,000 grant date value
•	Annual committee fees of:
◦	Chair – Audit Committee - $15,000
◦	Chair – Compensation Committee - $13,000
◦	Chair – Nominating and Governance Committee - $10,000
◦	Member – Audit Committee - $12,000
◦	Member – Compensation Committee - $10,000
◦	Member – Nominating and Governance Committee - $6,000

The trustees may elect to receive the cash portion of their fees in our common shares, rather than in cash. The table below summarizes the compensation we paid to each non-employee trustee in 2023:

Name (1)	Fees Earned or Paid in Cash ($)	Share Awards(2) ($)	Total ($)
Nandita V. Berry	62,000	60,011	122,011
Julia B. Buthman	29,491	38,477	67,968
Amy S. Feng	62,000	60,011	122,011
Jeffrey A. Jones	65,000	60,011	125,011
Paul T. Lambert (3)	18,082	21,708	39,790
David F. Taylor	76,500	60,011	136,511

(1)

David K. Holeman, our Chief Executive Officer (“CEO”) is not included in the table as he received no compensation for their services as a trustee. The compensation received by Mr. Holeman is included under “Executive Compensation – Summary Compensation Table” below.

(2)

On December 19, 2023, Ms. Berry and Fang and Messrs. Jones, and Taylor were awarded 4,824 common shares each, and Ms. Buthman and Mr. Lambert were awarded 3,093 and 1,745 common shares, respectively. The share awards vested immediately on issuance and the  amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2023 as included in our Annual Report.

(3)	Mr. Lambert retired from the Board at the 2023 annual meeting of shareholders in May 2023.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Dodd-Frank added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the 2023 annual meeting of our shareholders, our shareholders voted to approve an advisory resolution on the frequency of non-binding advisory votes to approve the compensation of our NEOs annually and our Board subsequently determined to hold a non-binding advisory vote to approve the compensation of our NEOs every year. Because we are required to hold this frequency vote every six years, we expect that the next Say-On-Pay frequency vote will occur at the 2029 Annual Meeting of Shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of long-term strategic and operational goals and the achievement of increased value for shareholders. Our 2008 Plan and 2018 Plan further align the interests of our NEOs with those of our shareholders, as the primary grants to our NEOs pursuant to the 2008 Plan and 2018 Plan provide for performance-based vesting of our shares.  We encourage you to carefully review the section of this proxy statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2023 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as set forth in this proxy statement.  Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the shareholders of Whitestone REIT approve, on a non-binding advisory basis, the compensation of Whitestone REIT’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

To be approved, Proposal No. 2 (advisory vote on executive compensation), must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person (virtually) or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

Our Board recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

2023 Named Executive Officers

The following executives are our 2023 named executive officers (the “NEOs”):

•	David K. Holeman, our current Chief Executive Officer
•	Christine J. Mastandrea, our Chief Operating Officer
•	J. Scott Hogan, our Chief Financial Officer
•	Peter A. Tropoli, our General Council & Corporate Secretary
•	Soklin “Michelle” Siv, our Vice President of Human Resources

Say-On-Pay Results and Shareholder Engagement

Our Board and our Compensation Committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. The Compensation Committee specifically considers the results from the annual shareholder advisory vote on executive compensation. At the 2023 annual meeting of shareholders, approximately 86% of the votes cast on the shareholder advisory vote on our executive compensation proposal were in favor of our executive compensation. We believe the results of the 2023 say-on-pay vote demonstrate continued strong shareholder support for our current compensation programs.

Our Performance - 2023

The information presented below demonstrates that our NEOs accomplished significant goals on behalf of our shareholders in 2023. We believe these results are due to the alignment between our NEOs’ interests and those of our shareholders through our executive compensation plans, including our 2008 Plan and our 2018 Plan, under which we predominantly issue performance-based equity grants. We believe the information in this Compensation Discussion and Analysis (“CD&A”) also demonstrates that our compensation program is commensurate with our growth and follows best practices in our industry.

Strong Results Driven By A Consistent Strategy

	Revenue ($'s in millions)	Core FFO Per Share	Ratio of Debt to Pro Forma EBITDAre	Same Store NOI ($'s in millions)	Occupancy	Annual Net Effective Average Base Rent ("ABR")	YTD Leasing Spreads (Straight Line)
	+ 5.4%	- 11.7%	0.2x Improvement	+ 2.7%	+ 50 Basis Points	+ 6.2%	
2023	$147.0	$0.91	7.5x	$92.8	94.2%	$23.35	New: 30.1% Renewal: 21.5% Total: 21.7%
2022	$139.4	$1.03	7.7x	$90.4	93.7%	$21.99	New: 16.8% Renewal: 16.5% Total: 16.6%

Q4 2023 > 10,000 Sq Ft Occupancy: 97.5%

Q4 2023 ≤ 10,000 Sq Ft Occupancy: 92.1%

In addition to the improving financial metrics shown above, we accomplished the following:

•	Increased revenue 5.4%, primarily by improving occupancy (up 50 basis points year-over-year to a record 94.2%) and delivering strong Same Store Net Operating Income (2.7% in 2023).

•	Delivered the 7th consecutive quarter with combined straight-line leasing spreads of more than 17%.

•	Engaged in a major Quality of Revenue Initiative, strengthening tenant quality and their ability to drive traffic and future Same Store Net Operating Income for our properties.

Core FFO Per Share, the Ratio of Debt to Pro Forma EBITDAre and Same Store NOI are financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). Please refer to APPENDIX A - NON-GAAP MEASURES for explanations and reconciliations of these metrics to their most comparable GAAP metric.

2023 Pay for Performance Decisions

The following table summarizes the decisions of the Compensation Committee in 2023 versus 2022. Our compensation philosophy is to pay at market median, with the majority of executive pay being aligned with our performance. When our performance and individual performance warrants, we may compensate above the market midpoint in variable pay components. Our independent compensation consultant analyzed the 2023 compensation changes vs. the peer group and concluded the named executive officers’ 2023 total actual compensation was at the 25th percentile of the peer group. Given the NEO transitions in early 2022, we expect the NEO total actual compensation to move to the 50th percentile over time.

Name	Base Salary ($)		Annual Cash Incentives ($)		Long-term Stock Incentives ($)		Total($)
	2023	2022	2023	2022	2023	2022	2023	2022
Mr. Holeman	475,000	445,000	69,350	578,500	800,007	649,992	1,344,357	1,673,492
Ms. Mastandrea	370,000	325,000	50,644	396,094	475,002	349,990	895,646	1,071,084
Mr. Hogan	305,000	280,000	27,831	227,500	349,998	300,002	682,829	807,502
Mr. Tropoli	325,000	300,000	29,656	243,750	349,998	300,002	704,654	843,752
Ms. Siv	245,000	230,000	22,356	186,875	220,007	200,001	487,363	616,876

In 2023, NEO's partially achieved two of the five 2023 annual cash incentive targets, and were eligible to receive his or her annual cash incentive award at 18.25% of the target amount based on the weighting of the individual targets. The amount reflected in the 2023 Annual Cash Incentive column is expected to be paid in March 2024. Further discussion of the annual cash incentive targets and actions is contained in “Compensation Strategy and Philosophy.”

Summary of Our Compensation Practices

The Compensation Committee’s charter specifies its responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Compensation Committee is responsible for the assessment of executive compensation relative to our performance, ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A discusses (1) our executive compensation philosophy, strategy, process and procedures which are centered on a pay-for-performance philosophy and take into consideration the entrepreneurial approach required of our NEOs to build us and (2) all compensation components for our five NEOs, including a summary of the following:

•	our overall compensation programs and characteristics;
•	performance evaluation methodology and results;
•	compensation plans adopted; and
•	comparative market compensation assessment.

Compensation Best Practices that We Follow

Pay for Performance - We tie pay to performance. In 2023, 66% of our NEOs’ targeted pay was “at risk.”  We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan.

Performance Based Long-Term Incentives - For our 2021, 2022 and 2023 awards, 50% of the grant vests based on relative TSR over a three-year performance period and 50% vests based on continued employment over three years. We believe this balance allows us to retain and attract key personnel and aligns those individuals with the interests of shareholders.

Formulaic Short-Term Incentives - 100% of the NEOs’ annual incentive awards are based on rigorous objectively-determinable company goals established and approved by the Compensation Committee.

Mitigate Undue Risk - We mitigate undue risk associated with compensation, including utilizing caps on potential payments, retention provisions, multiple performance targets, equity ownership guidelines and robust Board and management processes to identify risk.

Independent Compensation Consulting Firm - The Compensation Committee utilizes an independent compensation consulting firm, which provides no other services to us.
Minimal Perquisites - We provide minimal perquisites to our executive officers.

Regular Review of Share Utilization - Annually, we evaluate share utilization by reviewing 1verhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares) to limit dilution to our shareholders while providing adequate market competitive compensation to employees.

Equity Ownership Guidelines - We require our trustees and NEOs to acquire and maintain prescribed levels of ownership of our shares in order to align their interests with those of our shareholders.
Review NEO Total Compensation - We compare the total compensation of our NEOs to that of our peers prior to making executive compensation decisions.
Negative Compensation Practices That We Do Not Follow
Excise Tax Gross-Ups upon Change in Control
Repricing of Underwater Options
Severance Multipliers Greater Than 3X
Automatic Share Reload (“Evergreen”) feature in Equity Incentive Plan

Compensation Strategy and Philosophy

Our corporate business model is based on the creation of Community Centered Properties® that are carefully tenanted and positioned to add value to the communities in which they are located. Our business model is entrepreneurial, involves a high degree of long-term planning, strategic thought and careful execution so that our properties effectively function as communities.

In allocating compensation, we believe the compensation of senior levels of management should be predominantly performance-based since these levels of management have the greatest ability to influence corporate performance. The table below summarizes the allocation of the 2023 compensation opportunity for our NEOs and all other executives based upon the three primary elements of compensation - base salary, annual cash incentive, and long-term incentives.

We generally aim to align with the market in each of the three pay elements as defined in our pay-for-performance philosophy.

The three elements of 2023 compensation are discussed in detail below.

Base Salary. The Compensation Committee's philosophy is to pay for performance, setting base salaries at the market median. Our independent compensation consultant analyzed the NEOs’ 2023 compensation compared to the peer group and concluded the NEOs’ 2023 base salaries were at the 25th percentile of the peer group.

		Base Salary ($)
Name	Title	2023	2022	% Change
David K. Holeman	CEO	475,000	445,000	7%
Christine J. Mastandrea	COO	370,000	325,000	14%
J. Scott Hogan	CFO	305,000	280,000	9%
Peter A. Tropoli	General Counsel & Corporate Secretary	325,000	300,000	8%
Soklin “Michelle” Siv	VP of Human Resources	245,000	230,000	7%

Annual Cash Incentive. Our NEOs are eligible to receive annual cash incentive awards under our annual incentive program (the "AIP"). The AIP provides an opportunity for employees to receive a short-term award based on the achievement of specified organization, operating and financial goals and objectives at the corporate level that are established by the Compensation Committee each year.

The 2023 target incentive opportunities granted to the NEOs under the AIP were as follows:

Executive	2023 Target Annual Incentive Award
David K. Holeman	80% of annual base salary, or $380,000
Christine J. Mastandrea	75% of annual base salary, or $277,500
J. Scott Hogan	50% of annual base salary, or $152,500
Peter A. Tropoli	50% of annual base salary, or $162,500
Soklin “Michelle” Siv	50% of annual base salary, or $122,500

The 2023 annual incentive performance objectives, weighting, targets, and the 2023 performance results under the AIP were as follows:

2023 Objective and Weighting		Multiple of Target
FFO Per Share (50%)
$1.03	Exceptional	2.00
$0.99	Stretch	1.50
$0.97	Target	1.00
$0.10	Low	0.50
2023 Performance Result - $0.88		0.00

Same Store NOI Growth % (25%)
5.50%	Exceptional	2.00
4.50%	Stretch	1.50
3.50%	Target	1.00
2.50%	Low	0.50
2023 Performance Result – 2.7%		0.60

G&A as a percentage of revenue (10%)
12.50%	Exceptional	2.00
13.00%	Stretch	1.50
13.50%	Target	1.00
14.00%	Low	0.50
2023 Performance Result – 14.05%		0.00

Ratio of Net Debt/Pro Forma EBITDAre (10%)
6.3X	Exceptional	2.00
6.6X	Stretch	1.50
6.8X	Target	1.00
7.0X	Low	0.50
2023 Performance Result - 7.6X		0.00

ESG Objectives (5%)
	Exceptional	2.00
	Stretch	1.50
	Target	1.00
	Low	0.50
ESG Objectives Result		0.00
		0.65

2023 Overall Performance Result		18.25%

We achieved a weighted multiple of 18.25% based on the results of the five individual targets above.

Long-Term Equity Incentive Ownership Plan. Our 2008 Long-Term Equity Incentive Ownership Plan (as amended, the “2008 Plan”) expired on July 29, 2018, and our 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”) became effective on July 30, 2018. Our 2018 Plan provides for equity-based grants of incentive compensation to our NEOs and other employees and provides an opportunity for our employees to receive grants of equity that vest over time or upon the achievement of long-term goals that create incremental value for us and our shareholders. Our 2018 Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy. The Compensation Committee considers these awards to be the most important component of total compensation and key retention of participants because they encourage participants to think and act like owners. Our independent compensation consultant analyzed the 2023 compensation compared to the peer group and concluded that the grant date fair value of our NEOs’ 2023 target long-term incentive awards were between the 25th and 50th percentile of our peer group.

•

For 2023, 50% of each NEO’s restricted common share units granted under the 2018 Plan vest based on our TSR relative to that of the peer group defined in the award agreements over a three-year performance period from January 1, 2023 through December 31, 2025 (the “TSR Units”). At the end of the performance period, the number of common shares awarded will be a multiple of the number of units granted based on our ranking in the peer group (the “TSR Peer Group Ranking”) as shown in the table below. Continued employment is required through the end of the performance period.

•

The remaining 50% of each NEO’s restricted common share units granted in 2023 under the 2018 Plan vest based on continued employment over three years. Vesting occurs annually over the three years in equal increments on June 30, 2024, 2025 and 2026 (the “Time-Based Units”).

The TSR Unit vesting schedule is as follows:

TSR Unit Vesting Schedule
Three Year Relative TSR Performance Rank	Multiple
90th	2.0
75th	1.5
50th	1.0
35th	0.5
Less than 35th	0.0

The following table illustrates the total grant date fair value of the Time-Based Units and TSR Units:

	2023 Annual Incentive Equity Grants
Name	Number of Time-Based Units (#)	Grant Date Fair Value of Time-Based Units (1) ($)	Target Number of TSR Units (#)	Grant Date Fair Value of TSR Units (1) ($)	Total Grant Date Fair Value of Stock Awards(1) ($)
David K. Holeman	43,788	381,832	43,788	418,175	800,007
Christine J. Mastandrea	25,999	226,712	25,999	248,290	475,002
J. Scott Hogan	19,157	167,049	19,157	182,949	349,998
Peter A. Tropoli	19,157	167,049	19,157	182,949	349,998
Soklin “Michelle” Siv	12,042	105,006	12,042	115,001	220,007

(1)

The grant date fair value for each Time-Based Unit of $8.72 was determined in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2023 as included in our 2023 Annual Report filed with the SEC on March XXX, 2024. The grant date fair value for each TSR Unit of $9.55 was determined using the Monte Carlo simulation method and is being recognized as share-based compensation expense ratably from the June 30, 2023 grant date to the end of the performance period, December 31, 2025. The Monte Carlo simulation model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award grant and calculates the fair value of the award. Expected volatilities utilized in the model were estimated using a historical period consistent with the performance period of approximately three years. The risk-free interest rate was based on the United States Treasury rate for a term commensurate with the expected life of the grant.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.	A significant portion of each NEO's pay opportunity relates to the performance-based awards granted pursuant to the 2018 Plan, which will vest based on achievement of performance targets.
Compensation should be fair and competitive.

We believe that our compensation is fair and competitive and generally aligns at the 25th percentile of our peer group. Over time we expect to align with the 50th percentile. A significant portion of our NEOs’ compensation is at risk and is expected to be in the form of long-term awards.

Executive share ownership is required.

Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As the awards vest, we expect our executives will retain a significant number of their vested shares in accordance with our share ownership guidelines. As of December 31, 2023, all NEOs had satisfied the share ownership guidelines.

The Compensation Committee and the Board exercise independent judgment.

On behalf of our shareholders, the Compensation Committee and the Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Roles and Responsibilities in Compensation Decisions

The Compensation Committee is specifically responsible for compensation decisions related to our CEO. The Compensation Committee reviews, assesses and approves recommendations from our CEO regarding any determination of base salary and annual cash incentives to all other officers, including the other NEOs. The Compensation Committee’s philosophy and strategy and the programs adopted by our Board establish the general parameters within which our CEO recommends compensation for the other NEOs.

David K. Holeman, our Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as annual cash incentives, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustment and/or annual cash incentive award.

The Compensation Committee also evaluates the performance of our NEOs and performs an assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Compensation Committee to review our current pay programs and levels and to address questions related to effective compensation plans and associate retention.

Setting Executive Compensation

Based on the strategy and philosophy and the objectives described above, the Compensation Committee has structured our annual and long-term executive compensation programs to motivate and reward executive officers in the achievement of our business goals.

As a part of the compensation decision making process, the Compensation Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other REITs (the “Compensation Peer Group”). The Compensation Committee used the SEC filings of the Compensation Peer Group to assist it in considering compensation for our NEOs. Among other items, the SEC filings provide company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long-term compensation. The Compensation Committee relied on this data to provide it with relevant market compensation data for our NEOs compared to the Compensation Peer Group in order to make compensation decisions for our NEOs. The Compensation Peer Group, which was analyzed and updated in 2023 by the Compensation Committee, consists of companies with whom we believe we compete for talent, investment opportunities, and shareholder investment dollars.

In determining the appropriate Compensation Peer Group for 2023, the Compensation Committee utilized its compensation consultant to conduct a comprehensive analysis of the public market to identify peer companies. As part of that review, we used the following criteria:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform,
•	Companies listed and headquartered in the United States
•	Companies in a similar industry (Retail REITs, Office REITs, Diversified REITs, Healthcare REITs, and Residential REITs
•	Geographic proximity
•

Companies with similar financial metrics. Specifically, we looked for companies with financial metrics that were within a range of 50% to three times our market capitalization, total assets, annual revenue and EBITDA.

We also reviewed the one-year and three-year TSR to exclude any poor performers who appear to be financially struggling (large negative TSR, large negative EBITDA, oversized debt to market capitalization, etc.).

Additionally, we analyzed the Institutional Shareholder Services (“ISS”) selected peer group and the SNL US Shopping Center Index to further identify any potential REITs that could be similar in financial size, retail sector and performance.

We compete with many companies for experienced executives, and the Compensation Committee generally benchmarked compensation for the NEOs against the compensation paid to similarly situated executives of the companies in the Compensation Peer Group. Variations may be expected based on relative experience levels, market factors, and circumstances particular to us.

A total of 15 public companies were used in the Compensation Committee analysis for 2023 and are listed below. The compensation analysis was completed in early 2023, and therefore, all numbers are shown in millions and are as of January 31, 2023 unless otherwise noted below based on the then most recent public filings.

Company Name	Ticker	Assets (1)	Revenue (1)	Market Cap (2)	EBITDA(1)	1-Yr TSR (2)	3-Yr TSR (2)
Acadia Realty Trust	AKR	$ 4,363	$ 282	$ 1,475	$ 139	-18%	-31%
Retail Opportunity Investments Corp.	ROIC	$ 3,002	$ 306	$ 1,971	$ 188	-12%	3%
InvenTrust Properties Corp.	IVT	$ 2,543	$ 239	$ 1,677	$ 130	-5%	129%
Armada Hoffler Properties, Inc.	AHH	$ 2,188	$ 372	$ 859	$ 125	-4%	-19%
Centerspace	CSR	$ 2,039	$ 247	$ 1,019	$ 118	-26%	3%
RPT Realty	RPT	$ 1,983	$ 224	$ 893	$ 109	-13%	-15%
Saul Centers, Inc.	BFS	$ 1,810	$ 244	$ 1,023	$ 155	-9%	3%
City Office REIT, Inc.	CIO	$ 1,584	$ 176	$ 391	$ 102	-41%	-12%
Getty Realty Group	GTY	$ 1,489	$ 162	$ 1,703	$ 136	30%	36%
NETSTREIT Corp.	NTST	$ 1,474	$ 87	$ 1,105	$ 58	-7%	-
Clipper Realty Inc.	CLPR	$ 1,229	$ 128	$ 113	$ 55	-20%	-23%
Urstadt Biddle Properties Inc.	UBA	$ 997	$ 144	$ 692	$ 83	1%	-4%
CTO Realty Growth Inc.	CTO	$ 846	$ 84	$ 449	$ 47	8%	45%
One Liberty Properties, Inc.	OLP	$ 767	$ 86	$ 508	$ 50	-15%	11%
BRT Apartments Corp.	BRT	$ 744	$ 95	$ 397	$ 56	-1%	44%

WHITESTONE REIT	WSR	$ 1,100	$ 138	$ 514	$ 75	7%	-7%

25th Percentile		$ 997	$ 95	$ 449	$ 56	-18%	-16%
50th Percentile		$ 1,584	$ 176	$ 893	$ 109	-9%	3%
75th Percentile		$ 2,188	$ 247	$ 1,475	$ 136	-1%	38%

Whitestone REIT Percentile Rank		28%	35%	31%	35%	86%	38%

(1)	Trailing last 12 months as of latest 10-Q filing; assets as of September 30, 2022.
(2)	As of January 31, 2023.

The Compensation Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation including benchmarking total NEO compensation to the peer group. See “2023 Pay for Performance Decisions.”

Compensation Related Risk Management

Our incentive compensation programs are largely tied to objectively determinable financial and operating results and by the behavior and decisions of management. As a part of compensation administration, the Compensation Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Compensation Committee's responsibility is an evolving duty and focus. The Compensation Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on us. The Compensation Committee has also taken certain steps to establish policies and procedures, including limits on expenditures and a robust Board-level Investment Committee approval process, which we believe are likely to limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The combined experience of our NEOs, the length of time they have worked together, and our relatively small size at this time makes these risk management policies easier to manage. However, as we grow, the Compensation Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed our intended risk level.

Employment and Change in Control Agreements

On May 23, 2022, based on the recommendation of the Compensation Committee and approval of the Board, we entered into severance and change in control agreements with each of David K. Holeman, Chief Executive Officer, J. Scott Hogan, Chief Financial Officer, Christine Mastandrea, Chief Operating Officer, Peter A. Tropoli, General Counsel and Corporate Secretary, and Soklin "Michelle" Siv, Vice President of Human Resources.

These agreements are designed to compensate the NEOs in the event of a termination or change in control. A more complete description of the severance and change in control agreements is set forth under “Executive Compensation - Employment Agreements and Payments Upon Change in Control.” We believe that these agreements will help us to retain executives who are essential to our long-term success, and that the terms of these agreements are consistent with the practices of our peer companies.

Perquisites and Other Personal Benefits

We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Chief Executive Officer Compensation and Employee Compensation and Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and in accordance with Item 402(u) of Regulation S-K, we have estimated the ratio between the total annual compensation of our CEO and the median of the annual total compensation of all employees (excluding the CEO). We identified the representative “median employee” based on the taxable compensation of all full-time, part-time and temporary employees employed by us on December 31, 2023, then we calculated the median employee’s compensation using the same methodology we use for our NEOs as set forth in the “Total” column in the Summary Compensation Table below. This is the same methodology we used for the 2022 pay ratio. We believe the CEO pay ratio information set forth below constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules and applicable guidance.

For the fiscal year ended December 31, 2023, Mr. Holeman, our CEO, had annual total compensation of $1,362,527 and our median employee had annual total compensation of $89,663. Therefore, we estimate that the ratio between the annual total compensation of our CEO to the annual total compensation of our median employee is approximately 15 to 1.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Ms. Feng and Messrs. Jones and Taylor, with Mr. Taylor serving as chair. None of the members of the Compensation Committee during 2023 or previously served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Compensation Committee or our Board.

Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our executive officers and trustees. Pursuant to its charter, the Compensation Committee shall retain, as deemed necessary or appropriate by the Compensation Committee, any compensation consultant, independent legal counsel or other compensation advisor and shall approve the advisor’s fees and other retention terms.

In January 2023, the Compensation Committee retained Zayla Partners (“Zayla”) to provide executive officer and trustee compensation consulting services. During fiscal year 2023, Zayla did not provide any additional services to us or our affiliates.

Based upon and following receipt of the advice of Zayla, the Compensation Committee reviewed and approved our goals and objectives relevant to CEO and executive compensation and the compensation payable to our CEO and other executive officers for fiscal year 2023.

As required by its charter and by the NYSE listing standards, the Compensation Committee performed an independence assessment of Zayla and determined that Zayla should be considered independent based on the following factors:

•	Zayla has not provided and will not provide any other services to us other than compensation consulting services.
•	The fees paid to Zayla by us were less than 1% of Zayla's total revenue for the year.
•	Zayla has developed and provided to us their Conflict of Interest Policy.
•	There are no business or personal relationships between Zayla and any member of the Compensation Committee or any of our executive officers.

Accordingly, the Compensation Committee determined that the services provided by Zayla to the Compensation Committee did not give rise to any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

Respectfully submitted, Whitestone REIT Compensation Committee David F. Taylor, Chair Jeffrey A. Jones Amy Feng

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by us to each of our NEOs in 2021, 2022 and 2023.

		Salary	Bonus	Share Awards		Non-equity Incentive Plan Compensation (4)	All Other Compensation		Total
Name and Principal Position	Year	($)	($)	($)		($)	($)		($)
David K. Holeman	2023	466,923	-	800,007	(1)	69,350	26,247	(5)	1,362,527
Chief Executive Officer (7)	2022	434,231	-	649,992	(2)	578,500	25,482	(5)	1,688,205
	2021	405,000	-	700,800	(3)	435,375	24,277	(5)	1,565,452
Christine J. Mastandrea	2023	357,885	-	475,002	(1)	50,644	11,550	(6)	895,081
Chief Operating Officer (8)	2022	325,000	-	349,990	(2)	396,094	10,675	(6)	1,081,759
	2021	325,000	-	350,400	(3)	279,500	10,150	(6)	965,050
J. Scott Hogan	2023	298,269	-	349,998	(1)	27,831	11,550	(6)	687,648
Chief Financial Officer(9)	2022	259,539	-	300,002	(2)	227,500	10,601	(6)	797,642

Peter A. Tropoli	2023	318,269	-	349,998	(1)	29,656	-		697,923
General Council	2022	283,846	-	300,002	(2)	243,750	-		827,598
& Corporate Secretary(10)
Soklin “Michelle” Siv	2023	240,962	-	220,007	(1)	22,356	4,700	(6)	488,025
Vice President of Human Resources(11)	2022	204,612	-	200,001	(2)	186,875	10,601	(6)	602,089

(1)

Represents the grant date fair value of 43,788, 19,157, 19,157, 25,999 and 12,042 TSR Units granted to Messrs. Holeman, Hogan and Tropoli and Ms. Mastandrea and Siv, respectively, and 43,788, 19,157, 19,157, 25,999 and 12,042 Time-Based Units granted to Messrs. Holeman, Hogan and Tropoli and Ms. Mastandrea and Siv, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2023 as included in our 2023 Annual Report filed with the SEC on March 13, 2024 and are based on performance at target. The Time-Based Units were granted under the 2018 Plan in 2023, the vesting of which is contingent upon the passage of time and vest in equal installments on June 30, 2024, 2025 and 2026. Maximum performance under the TSR Units would result in an additional grant date fair value of $418,175, $182,949, $182,949, $248,290 and $115,001 to Messrs. Holeman, Hogan, and Tropoli and Ms. Mastandrea and Ms. Siv, respectively.

(2)

Represents the grant date fair value of 27,449, 12,669, 12,669, 14,780 and 8,446 TSR Units granted to Messrs. Holeman, Hogan and Tropoli and Ms. Mastandrea and Siv, respectively, and 27,449, 12,669, 12,669, 14,780 and 8,446 Time-Based Units granted to Messrs. Holeman, Hogan and Tropoli and Ms. Mastandrea and Siv, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2022 as included in our 2022 Annual Report filed with the SEC on March 8, 2023 and are based on performance at target. The Time-Based Units were granted under the 2018 Plan in 2022, the vesting of which is contingent upon the passage of time and vest in equal installments on June 30, 2023, 2024 and 2025. Maximum performance under the TSR Units would result in an additional grant date fair value of $377,149, $174,072, $174,072, $203,077 and $116,048 to Messrs. Holeman, Hogan, and Tropoli and Ms. Mastandrea and Ms. Siv, respectively.

(3)

Represents the grant date fair value of 60,000, 120,000 and 30,000 TSR Units granted to Messrs. Holeman and Mastandrea, and Ms. Mastandrea, respectively, and 60,000, 120,000, and 30,000 Time-Based Units granted to Messrs. Holeman and Mastandrea, and Ms. Mastandrea, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2021 as included in our 2021 Annual Report filed with the SEC on March 11, 2022 and are based on performance at target. The Time-Based Units were granted under the 2018 Plan in 2021, the vesting of which is contingent upon the passage of time and vest in equal installments on June 30, 2022, 2023 and 2024.  Maximum performance under the TSR Units would result in an additional grant date fair value of $250,200, $500,400,  and $125,100 to Messrs. Holeman and Mastandrea, and Ms. Mastandrea, respectively.

(4)	Represents annual incentive compensation earned in 2023, 2022 and 2021 under the AIP by each executive.

(5)

Represents (a) $14,697, $14,807 and $14,127 in incremental cost of our automobiles not used exclusively for business purposes for David K. Holeman for the years of 2023, 2022 and 2021, respectively, and (b) $11,550, $10,675 and $10,150 in matching contributions under our 401(k) plan for David K. Holeman for the years of 2023, 2022 and 2021, respectively.

(6)	Represents matching contributions under our 401(k) plan.

(7)	Mr. Holeman was appointed as our Chief Executive Officer on January 18, 2022. Prior to his appointment of Chief Executive Officer, Mr. Holeman served as Chief Financial Officer.

(8)

Ms. Mastandrea was appointed as our Chief Operating Officer on February 9, 2022.  Prior to her appointment of Chief Operating Officer, Ms. Mastandrea served as Executive Vice President of Corporate Strategy.

(9)	Mr. Hogan was appointed as our Chief Financial Officer on January 18, 2022. Prior to his appointment of Chief Financial Officer, Mr. Hogan served as Vice President and Controller.

(10)	Mr. Tropoli was appointed as our General Counsel & Corporate Secretary on February 9, 2022. Prior to his appointment of General Counsel & Corporate Secretary, Mr. Tropoli served as General Counsel.

(11)	Ms. Siv was appointed as our Vice President of Human Resources on February 9, 2022. Prior to her appointment of Vice President of Human Resources, Ms. Siv served as Director of Human Resources.

Grants of Plan Based Awards

The following table sets forth information with respect to award opportunities granted to each NEO under the AIP, and the Time-Based Units and TSR Units granted to each NEO during the year ended December 31, 2023.

			Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (3) (#)	Awards (4) ($)
David K.		AIP	190,000	380,000	760,000
Holeman	6/30/2023	Time-Based Units							43,788	381,831
	6/30/2023	TSR Units				21,894	43,788	87,576		418,175
Christine J.		AIP	138,750	277,500	555,000
Mastandrea	6/30/2023	Time-Based Units							25,999	226,711
	6/30/2023	TSR Units				13,000	25,999	51,998		248,290
J. Scott		AIP	76,250	152,500	305,000
Hogan	6/30/2023	Time-Based Units							19,157	167,049
	6/30/2023	TSR Units				9,579	19,157	38,314		182,949
Peter A. Tropoli		AIP	81,250	162,500	325,000
	6/30/2023	Time-Based Units							19,157	167,049
	6/30/2023	TSR Units				9,579	19,157	38,314		182,949
Soklin		AIP	61,250	122,500	245,000
“Michelle” Siv	6/30/2023	Time-Based Units							12,042	105,006
	6/30/2023	TSR Units				6,021	12,042	24,084		115,001

(1)	Non-equity incentive plan awards are short-term incentives that may be earned under the AIP. The NEOs achieved the annual cash incentives in 2023 at 18.25% of the Target level.

(2)

Represents restricted common share units corresponding to a three-year performance period, FY 2023 - FY 2025. The NEOs may earn 50% of the Target award upon attainment of the Threshold performance and up to 200% of the Target award upon attainment of Maximum performance. Performance outcomes will be determined following the conclusion of the performance period. No dividend equivalents will be applied to the actual number of shares earned.

(3)

Represents time-based restricted common share units granted under the 2018 Plan in 2023 that could be earned based on continued employment over a three-year period and vest in equal installments on June 30, 2024, 2025 and 2026.

(4)

Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2023 as included in our 2023 Annual Report filed with the SEC on March 13, 2024.

The material terms of the NEO's employment agreements are described below in the section entitled “Potential Payments Upon Termination or Change in Control.” For a discussion of the material terms of the annual incentive and stock awards reflected in the Summary Compensation and Grants of Plan Based Awards tables, as well as a description of the amount of salary and annual incentive opportunities in proportion to total compensation, see the discussion above in the section entitled “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End 2023

The following table sets forth certain information with respect to unvested share and unit awards held by each NEO as of December 31, 2023.

		Share Awards
		Shares or Units of Stock that Have Not Vested (1)		Equity Incentive Plan Awards: Unearned Shares or Units that Have Not Vested (2)
Name	Grant Date	Number (#)	Market Value ($) (3)	Number (#)	Market Value ($) (3)
David K. Holeman	6/30/2023	43,788	538,155	43,788	538,155
	6/30/2022	18,299	224,895	27,449	347,348
	6/30/2021	20,000	245,800	—	—
	9/30/2017	—	—	150,000	1,843,500
Christine J. Mastandrea	6/30/2023	25,999	319,528	25,999	319,528
	6/30/2022	9,853	121,093	14,780	181,686
	6/30/2021	10,000	122,900	—	—
	9/30/2017	—	—	100,000	1,229,000
J. Scott Hogan	6/30/2023	19,157	235,440	19,157	235,440
	6/30/2022	8,446	103,801	12,669	155,702
	6/30/2021	8,000	98,320	—	—
	9/30/2017	—	—	50,000	614,500
Peter A. Tropoli	6/30/2023	19,157	235,440	19,157	235,440
	6/30/2022	8,446	103,801	12,669	155,702
	6/30/2021	8,666	106,505	—	—
Soklin “Michelle” Siv	6/30/2023	12,042	147,996	12,042	147,996
	6/30/2022	5,631	69,205	8,446	103,801
	6/30/2021	3,334	40,975	—	—
	9/30/2017	—	—	15,000	184,350

(1)	Represent time-based restricted common share unit awards that vest as follows:

•       Grant Date: June 30, 2023 - vest in equal installments on June 30, 2024, 2025 and 2026

•       Grant Date: June 30, 2022 - vest in equal installments on June 30, 2024, and 2025

•       Grant Date: June 30, 2021 - vest on June 30, 2024

(2)	The following table provides the vesting schedules of unearned performance-based restricted common share unit grants outstanding as of December 31, 2023:

Grant Date	Outstanding Vesting Dates
6/30/2023

Performance period ending December 31, 2025. The number of restricted common share units reported is based on achievement of target performance. Cumulative performance to date, as of the last completed fiscal year, is at the 150% threshold.

6/30/2022

Performance period ending December 31, 2024. The number of restricted common share units reported is based on achievement of target performance. Cumulative performance to date, as of the last completed fiscal year, is at the 200% the threshold.

9/30/2017	Represents restricted common share units that only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs before September 30, 2024.

(3)	Market values are based on the closing price of our common shares of $12.29 per share on December 29, 2023, the last trading day of fiscal 2023.

Stock Awards Vested in 2023

The following table sets forth information with respect to shares and common share units vested during the year ended December 31, 2023.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David K. Holeman	174,150	2,015,555
Christine J. Mastandrea	87,427	1,011,192
J. Scott Hogan	70,223	811,683
Peter A. Tropoli	73,224	850,120
Soklin “Michelle” Siv	30,314	348,429

(1)	Represents shares vested on June 30, 2023, July 31, 2023, and December 31, 2023.

(2)	Based on the closing price of our common shares of $9.70, $10.32 and $12.29 on June 30, 2023, July 31, 2023 and December 29, 2023, respectively.

Potential Payments Upon Termination or Change in Control

The following tables summarize the compensation that would have been payable to Messrs. Holeman, Hogan, and Tropoli and Ms. Mastandrea and Ms. Siv, respectively, if their employment had terminated on December 31, 2023 without “cause” or for “good reason” (each, as defined in the Employment Agreements), and for each other NEO if such NEO’s employment had terminated on December 31, 2023 without “cause” or for “good reason” (each, as defined in the Change in Control Agreements) within two years following a Change in Control. The tables also summarize the compensation that would have been payable to each NEO if his or her employment had terminated due to death or disability, or, upon change in control without termination. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different. The below disclosure does not include any amounts for equity awards or other compensation changes made subsequent to December 31, 2023.

Involuntary Termination Without Cause or Termination with Good Reason

	Salary (1)	AIP (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Unit Awards (4)	Total
Name	($)	($)	($)	($)	($)
David. K. Holeman	712,500	985,963	21,636	2,490,777	4,210,876
Christine J. Mastandrea	370,000	532,723	8,196	1,406,111	2,317,030
J. Scott Hogan	305,000	155,497	24,912	1,102,130	1,587,539
Peter A. Tropoli	325,000	166,359	24,912	1,110,315	1,626,586
Soklin “Michelle” Siv	245,000	126,972	6,876	687,773	1,066,621

Involuntary Termination Without Cause or Termination with Good Reason Following a Change in Control

	Salary (5)	AIP (6)	Continuation of Benefits (7)	Value of Unvested Restricted Stock Unit Awards (4)	Total
Name	($)	($)	($)	($)	($)
David. K. Holeman	1,187,500	1,347,038	36,060	4,334,277	6,904,875
Christine J. Mastandrea	555,000	653,763	12,294	2,635,111	3,856,168
J. Scott Hogan	457,500	219,329	37,368	1,716,630	2,430,827
Peter A. Tropoli	487,500	234,711	37,368	1,110,315	1,869,894
Soklin “Michelle” Siv	367,500	179,279	10,314	872,123	1,429,216

(1)	Amount equal to 1.5 times annual salary for Mr. Holeman, and 1 times annual salary for Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli in each case as of December 31, 2023.

(2)

Amount based on the average annual incentive awards for 2023, 2022 and 2021, equal to 1.5 times the average for Mr. Holeman plus the 2023 annual incentive award earned, but not paid, and 1 times the average Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli, plus the 2023 annual incentive award earned, but not paid. For Mr. Holeman and Ms. Mastandrea, also includes retention awards of $375,000 and $240,000, respectively, which are payable on March 15, 2025 subject to continued employment through December 31, 2024. In the event of an Involuntary Termination Without Cause or Termination with Good Reason prior to December 31, 2024, they are fully payable within 60 days of the termination date.

(3)	Amount based on continuation of medical benefits for 18 months for Mr. Holeman and 12 months for Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli in each case as of December 31, 2023.

(4)

The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 31, 2023, of $12.29 per share, assuming full release of all restrictions, including all performance conditions with the exception of the change of control shares awarded from the 2008 Plan. TSR Units vest at the higher of 100% or performance achieved as of December 31, 2023. The TSR Units granted in 2023 and 2022 were valued at a 200% and 150% conversion factor as of December 31, 2023, respectively.

(5)	Amount equal to 30 months of base salary for Mr. Holeman, and 18 months of base salary for Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli in each case as of December 31, 2023.

(6)

Amount based on the average annual incentive awards for 2023, 2022 and 2021, equal to 2.5 times the average for Mr. Holeman plus the 2023 annual incentive award earned, but not paid, and 1.5 times the average Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli plus the 2023 annual incentive award earned, but not paid. For Mr. Holeman and Ms. Mastandrea, also includes retention awards of $375,000 and $240,000, respectively, which are payable on March 15, 2025 subject to continued employment through December 31, 2024. In the event of an Involuntary Termination Without Cause or Termination with Good Reason prior to December 31, 2024, they are fully payable within 60 days of the termination date.

(7)	Amount based on continuation of medical benefits for 30 months for Mr. Holeman and 18 months for Ms. Mastandrea, Ms. Siv and Messrs. Hogan and Tropoli in each case as of December 31, 2023.

(8)

The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 29, 2023, the last trading day of fiscal 2023, of $12.29 per share, assuming full release of all restrictions, including all performance conditions and the change of control shares awarded from the 2008 Plan. TSR Units vest at the higher of 100% or performance achieved as of December 31, 2023. The TSR Units granted in 2022 were value at a 150% conversion factor as of December 31, 2023.

Change in Control without Termination

	Salary	AIP	Continuation of Benefits	Value of Unvested Restricted Stock Unit Awards (1)	Total
Name	($)	($)	($)	($)	($)
David K. Holeman	—	—	—	3,727,852	3,727,852
Christine J. Mastandrea	—	—	—	2,293,695	2,293,695
J. Scott Hogan	—	—	—	1,443,202	1,443,202
Peter A. Tropoli	—	—	—	836,888	836,888
Soklin “Michelle” Siv	—	—	—	694,324	694,324

(1)

The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 29, 2023, the last trading day of fiscal 2023, of $12.29 per share, assuming full release of all restrictions, including all performance conditions and the change of control shares awarded from the 2008 Plan. The amount is based on achievement of Target level.

Death or Disability

	Salary	AIP (1)	Continuation of Benefits	Value of Unvested Restricted Stock Unit Awards (2)	Total (5)
Name	($)	($)	($)	($)	($)
David K. Holeman	—	375,000	—	1,884,352	2,259,352
Christine J. Mastandrea	—	240,000	—	1,064,695	1,304,695
J. Scott Hogan	—	—	—	828,702	828,702
Peter A. Tropoli	—	—	—	836,888	836,888
Soklin “Michelle” Siv	—	—	—	509,974	509,974

(1)

Represents retention awards which are payable on March 15, 2025 subject to continued employment through December 31, 2024. In the event of a change in control prior to December 31, 2024, they are fully payable within 60 days of change in control.

(2)

The value of the restricted shares and restricted common share units is based on the closing price of our common shares on December 29, 2023, the last trading day of fiscal 2023, of $12.29 per share, assuming full release of all restrictions, including all performance conditions with the exception of the change of control shares awarded from the 2008 Plan. The amount is based on achievement of Target level.

Employment Agreements and Payments Upon Change in Control

Employment Agreements.

On May 23, 2022, the Company entered into a Severance and Change in Control Agreement dated as of May 23, 2022 (the “Agreements”) with each of David K. Holeman, Chief Executive Officer; J. Scott Hogan, Chief Financial Officer; Christine J. Mastandrea, Chief Operating Officer; Peter A. Tropoli, General Counsel and Corporate Secretary; and Soklin “Michelle” Siv, Vice President of Human Resources (collectively, the “Executives”). For Mr. Holeman, the Agreement replaces the prior Employment Agreement dated August 29, 2014 and the Amendment to Employment Agreement dated February 10, 2021 (collectively, the “Previous Holeman Employment Agreement”), that Mr. Holeman previously entered into with the Company. For Ms. Mastandrea, the Agreement replaces the prior Change in Control Agreement dated August 29, 2014, and the Amendment to Change in Control Agreement dated February 10, 2021 (collectively, the “Previous Mastandrea Employment Agreement”) that Ms. Mastandrea previously entered into with the Company.

The Agreements each expire on May 23, 2025 and automatically renew for successive additional one-year terms unless either party gives written notice of non-renewal at least ninety (90) days before the end of the current term. However, if a Change in Control has occurred during any term, the term of the Agreement shall end no earlier than twenty four (24) calendar months after the end of the calendar month in which the Change in Control occurs.

The severance benefits that the Executives may receive if their employment terminates under certain conditions differ depending on whether a termination occurs (a) within a two-year period following a Change in Control (as defined in the Agreement, with the two-year period following a Change in Control being referred to as the “Change in Control Period”), or (b) in the absence of a Change in Control or outside the Change in Control Period, in each case as described below.

If an Executive is terminated without “Cause” (as defined in the Agreement to mean termination for (i) failing to devote the time and effort required to perform the Executive’s duties, (ii) being convicted of a felony involving moral turpitude, (iii) engaging in acts in violation of confidentiality provisions of the Agreement, or willfully, wantonly and without approval of the Board taking any action that the Executive knows to be materially adverse to the interest of the Company and its shareholders) or the Executive terminates his or her employment for “Good Reason” (also as defined in the Agreement to mean (i) the Executive's base salary, annual bonus payment, or benefits are reduced by 10% or more, (ii) the Company fails to provide equity award granted pursuant to award agreements, (iii) the Executive's duties with the Company are reduced to such an extent that a material reduction of the Executive's authority results, or (iv) the Executive's principal place of employment for the company is material relocated and the Executive is required to relocate), in either case absent a Change in Control or outside the Change in Control Period, then the Executive will receive a cash lump sum payment equal to the sum of (i) eighteen (18) months for Mr. Holeman, and twelve (12) months for Ms. Mastandrea and Messrs. Hogan, Tropoli and Siv (the “Other Executives”), respectively, of base salary, (ii) 150% (for Mr. Holeman) and 100% (for the Other Executives), respectively, of the Executive’s average annual cash bonus, if any, paid with respect to the three full calendar years prior to termination of employment, (iii) immediate vesting of shares granted pursuant to the Company’s 2008 or 2018 Long Term Equity Incentive Ownership Plan (the “Equity Incentive Plan”) at the higher of target vesting or performance vesting, and (iv) the replacement cost of eighteen (18) months (for Mr. Holeman) and twelve (12) months (for the Other Executives), respectively, of medical benefits, calculated as if such Executives elected COBRA continuation coverage.

If, during the Change in Control Period, an Executive is terminated without Cause or the Executive terminates his or her employment for Good Reason, then the Executive will receive a cash lump sum payment equal to the sum of (i) thirty (30) months (for Mr. Holeman) and eighteen (18) months (for the other Executives), respectively, of base salary, (ii) 250% of average annual cash bonus (for Mr. Holeman) and 150% of the average annual cash bonus (for the Other Executives), if any, paid with respect to the three full calendar years prior to termination of employment, (iii) immediate vesting of shares granted pursuant to the Equity Incentive Plan at the higher of target vesting or performance vesting, (iv) the replacement cost of (i) thirty (30) months (for Mr. Holeman) and eighteen (18) months (for the Other Executives), respectively, of medical benefits, calculated as if such Executive elected COBRA continuation coverage, and (v) a pro-rated portion of the Executive’s target annual bonus applicable to the year in which such termination occurred. If such severance payments, or any other payments made to an Executive in connection with a Change in Control, would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, then the applicable Executive will either pay the excise tax or have his or her payments capped at a level so there would be no excise tax depending upon which option provides the Executive with the greatest benefit on an after-tax basis.

For Mr. Holeman the Agreement provides for a retention payment, due on March 15, 2025 for employment through December 31, 2024 in the amount of $375,000, or in the event employment is terminated by the Company without Cause, by Employee for Good Reason, or due to Employee’s death or becoming Disabled prior to December 31, 2024. For Ms. Mastandrea, the Agreement provides for a retention payment due on March 15, 2025 for employment through December 31, 2024 in the amount of $240,000 or in the event of employment is terminated by the Company without Cause, by Employee for Good Reason, or due to Employee’s death or becoming Disabled prior to December 31, 2024. These retention amounts were approved on February 4, 2021 and included in the Previous Holeman Employment Agreement and in the Previous Mastandrea Employment Agreement.

Pursuant to the Agreements, an Executive’s receipt of any severance benefits is expressly conditioned on the Executive executing, and not revoking, a release of claims against the Company. The Agreements also include a confidentiality covenant and a covenant prohibiting the Executive from soliciting employees and customers to leave the Company for one year after termination of employment.

Treatment of Equity Upon Change in Control.

Pursuant to our 2008 Plan and our 2018 Plan, in the event of the participant’s death or disability any unvested restricted common shares or units will immediately vest. In the event of a Change in Control of the Company, as defined below, (i) all restricted shares, restricted share units, and options theretofore granted and not yet vested, will become fully vested (and restricted share units shall be automatically replaced with fully vested shares), exercisable and issued as of a time immediately before the Change in Control, and (ii) all restrictions and conditions applicable to restricted shares and other share awards will be deemed to have been satisfied as of the date of the Change in Control.

For purposes of our 2008 Plan and our 2018 Plan, “Change in Control” means, unless otherwise defined in the applicable award agreement, any of the following events:

•

any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•

as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•

during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

•	our complete liquidation or dissolution;
•	the sale or other disposition of all or substantially all of our assets to any person; or

•

with respect to award agreements for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

Pay vs. Performance Comparison

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and in accordance with Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid to our NEOs, calculated in accordance with SEC regulations, and certain financial performance measures of the Company for fiscal years 2023, 2022, 2021 and 2020. For further information about how our Compensation Committee has implemented an executive compensation program linking a substantial portion of our NEOs' compensation to the achievement of  the Company's operational and financial objectives to align our executive's pay with changes in the value of our shareholders' investments, see the CD&A.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Summary Compensation Table Total for Former PEO ($)(2)	Compensation Actually Paid to Current PEO ($)(3)	Compensation Actually Paid to Former PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($) (5)	Net Income (Loss) (in Millions of s )	FFO Per Diluted Common Share and OP Unit ("FFO/sh") ($) (6)
2023	1,362,527	-	3,212,450	-	692,169	1,431,628	111	117	19.2	0.88
2022	1,688,205	70,589	1,580,013	(3,375,072)	827,272	773,981	83	104	35.3	1.03
2021	-	2,089,570	-	1,667,602	970,380	849,425	83	119	12.0	0.86
2020	-	3,088,683	-	1,684,500	1,097,270	697,562	62	72	6.0	0.83

(1)

The dollar amounts reported are the total compensation amounts for our current CEO, Mr. Holeman, in the Summary Compensation Table for Fiscal Year 2023 and 2022.  Mr. Holeman was appointed CEO on January 18, 2022, and he served as our CFO prior to be his appointment to CEO.

(2)

The dollar amounts reported are Summary Compensation amounts for our former CEO, Mr. James C. Mastandrea, for the fiscal years 2022, 2021 and 2020.  Mr. Mastandrea was terminated, for cause, on January 18, 2022.

(3)

The dollar amounts reported represent the amount of "compensation actually paid," as calculated in accordance with SEC rules for our current CEO, Mr. Holeman, our former CEO Mr. Mastandrea or the average of our non-PEO NEOs. The dollar amounts do not reflect the amount actually paid  during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards were vested or forfeited, or through the end of the reported fiscal year. The company does not maintain a defined benefit pension plan so no adjustment for pension benefits are included in the table below.

(4)

The dollar amounts reported are the average Summary Compensation amounts for our non-PEO NEOs for the fiscal years 2023, 2022, 2021 and 2020. The  table below lists the non-PEO NEOs for each of the applicable years.

(5)

Reflects cumulative total shareholder return for the measurement period, calculated in accordance with Item 201 (e) of Regulation S-K. The total shareholder return peer group for purposes of this table is the FTSE: NAREIT Equity Shopping Centers Index.

(6)

Reflects our Company-selected measure, FFO/sh, which represents NAREIT Funds From Operations on a Per Common Share and OP Unit basis.  For a reconciliation of net income attributable to us on a GAAP basis to FFO/sh and a definition, see Appendix A.

Year	Current PEO	Former PEO	Non-PEO NEOs

2023	David K. Holeman	N/A	Christine J. Mastandrea J. Scott Hogan Peter J. Tropoli Soklin “Michelle” Siv
2022	David K. Holeman	James C. Mastandrea	Christine J. Mastandrea
J. Scott Hogan
Peter A. Tropoli
Soklin "Michelle" Siv
2021	N/A	James C. Mastandrea	David K. Holeman
Christine J. Mastandrea
John J. Dee
Bradford D. Johnson
2020	N/A	James C. Mastandrea	David K. Holeman
Christine J. Mastandrea
John J. Dee
Bradford D. Johnson

To calculate the amounts in the Compensation Actually Paid to Current PEO and Compensation Actually Paid to Former PEO  columns in the table above, the following amounts were deducted from and added to "Total" compensation as reported in the Summary Compensation Table.

Year	Summary Compensation Table Total for Current PEO ($)	Summary Compensation Table Total for Former PEO ($)	Deduct Reported Value of Equity Awards for Current PEO ($)(1)	Deduct Reported Value of Equity Awards for Former PEO ($)(1)	Add Equity Award Adjustments for Current PEO ($)(2)	Add Equity Award Adjustments for Former PEO ($)(2)	Compensation Actually Paid to Current PEO ($)	Compensation Actually Paid to Former PEO($)
2023	1,362,527	-	(800,000)	-	2,649,930	-	3,212,450	-
2022	1,688,205	70,589	(649,992)	-	541,800	(3,445,661)	1,580,013	(3,375,072)
2021	-	2,089,570	-	(1,401,600	-	979,632	-	1,667,602
2020	-	3,088,683	-	(1,707,000)	-	302,817	-	1,684,500

(1)	Represents the grant date fair value of the equity awards as reported in the "Stock Awards" column in the Summary Compensation Table for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for PEO	2023 Current PEO ($)	2022 Current PEO ($)	2022 Former PEO ($)	2021 Former PEO ($)	2020 Former PEO ($)
As of year-end for awards granted during the year	1,189,720	558,587	-	1,953,600	2,067,000
Year-over-year increase (decrease) of unvested awards granted in prior years	386,147	13,800	-	(445,497)	(814,865)
Prior year-end value of awards forfeited during the year	-	-	(3,445,661)	-	-
Increase (decrease) from prior fiscal year-end for awards that vested during the year	1,074,063	(30,587)	-	(528,471)	(949,318)
Total Equity Award Adjustment	2,649,930	541,800	(3,445,661)	979,632	302,817

To calculate the amounts in the Average Compensation Actually Paid to Non-CEO NOEs columns in the table above, the following amounts were deducted from and added to "Total" compensation as reported in the Summary Compensation Table.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Deduct Average Reported Value of Equity Awards for Non-PEO NEOs ($)(1)	Add Average Equity Award Adjustments for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	692,169	(348,751)	1,088,210	1,431,628
2022	827,272	(287,499)	234,208	773,981
2021	970,380	(438,000)	317,045	849,425
2020	1,097,270	(533,438)	133,730	697,562

(1)	Represents the grant date fair value of the equity awards as reported in the "Stock Awards" column in the Summary Compensation Table for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for Non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	518,642	247,069	610,500	645,938
Year-over-year increase (decrease) of unvested awards granted in prior years	166,934	5,375	(140,789)	(236,509)
Prior year-end value of awards forfeited during the year	-	-	-	-
Increase (decrease) from prior fiscal year-end for awards that vested during the year	402,634	(18,236)	(152,666)	(275,699)
Total Equity Award Adjustment	1,088,210	234,208	317,045	133,730

Pay-for-Performance Alignment

The following table identifies the six most important financial measures used by our Compensation Committee to link the compensation actually paid ("CAP") to our CEO and other NEO's in 2023, calculated in accordance with SEC regulations, to our performance.  The role of each of these performance measures on our NEOs' compensation is discussed in greater detail in the CD&A.

Financial Performance Measures

FFO per Diluted Share and OP Unit
Same Store NOI Growth Percentage
General and Administrative as a Percentage of Revenue
Ratio of Net Debt to Pro Forma EBITDAre
ESG Objectives

Relationship Between Compensation Actually Paid and Financial Performance

The graphs below compare the CAP for our current and former PEOs and the average CAP for the remaining NEOs, to our cumulative TSR and the cumulative TSR for the FTSE NAREIT Equity Shopping Centers Index ("FTSE" or "Index TSR"), in each case, for the fiscal years ended December 31, 2023, 2022 and 2021.  TSR amounts reported in graphs assume an initial fixed investment of $100 on January 1, 2021, and that all dividends, if any, were reinvested.  Graphs are also included comparing CAP for our current and former PEOs and the average CAP for the remaining NEOs to Net Income and NAREIT Funds From Operations per diluted share and OP Unit or ("FFO/sh"), our Company-selected measure.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PKF to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in our best interests and the best interests of our shareholders.  We do not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

For the ratification of the appointment of our independent registered public accounting firm to be approved, Proposal No. 3 must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person (virtually) or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 3 has received the requisite number of affirmative votes, abstentions will have no impact because they will not be counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum.

Our Board recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP, and for the establishment and effectiveness of internal control over financial reporting.  Our independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”), is responsible for auditing those financial statements and expressing an opinion as to whether they fairly present our financial condition, results of operations, shareholders' equity and cash flows in conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held four meetings during 2023.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2023 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to us beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, PKF.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2023 be included in our Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved PKF as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted, Audit Committee Jeffrey A. Jones, Chair Nandita V. Berry Amy S. Feng

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2023 and 2022, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2023	2022
Audit Fees (1)	$468,809	$400,614
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees (2)	-	16,500
Total	$468,809	$417,114

(1)

Fees for audit services billed in 2023 and 2022 included the following: (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)	Fees billed for 2022 primarily related to a regulatory audit of a material disposition and registration statements.

The Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to the Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee in accordance with its policies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members. Paul T. Lambert, a member of our Board until May 2023, also serves as a Trustee of Pillarstone Capital REIT.

On January 25, 2024, the Company exercised its notice of redemption for substantially all of its investment in Pillarstone OP.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for conducting a reasonable prior review of any related party transactions for any potential or actual conflicts of interest.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest, (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, the Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

OTHER MATTERS

Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling 713-435-2219.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the WHITE proxy card at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2024 Annual Meeting of Shareholders conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/WSR2024. If you plan to attend the Annual Meeting online, you will need the 16-digit control number included on your Proxy Card or on the instructions that accompany your Proxy Materials. The Annual Meeting will begin promptly at 9:00 a.m., Central Time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the online check-in procedures.

Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees, Peter A Tropoli General Counsel and Corporate Secretary

April 4, 2024

Houston, Texas

APPENDIX A

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Year Ended December 31,
	2023	2022	2021	2020
FFO (NAREIT)
Net income attributable to Whitestone REIT	$19,180	$35,270	$12,048	$6,034
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate assets	32,811	31,538	28,806	28,096
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,613	1,613	1,674	1,673
Loss on disposal of assets, net	522	192	90	542
Gain on sale of properties from continuing operations, net	(9,006)	(16,950)	(266)	(178)
Gain on sale of property from discontinued operations	—	—	(1,833)	—
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)	—	—	(19)	91
Net income attributable to noncontrolling interests	270	530	205	117
FFO (NAREIT)	$45,390	$52,193	$40,705	$36,375
Adjustments to reconcile to CORE FFO:
Gain on loan forgiveness	—	—	—	(1,734)
Early debt extinguishment costs	—	147	—	—
Default interest on debt of real estate partnership	1,375	—	—	—
Core FFO	$46,765	$52,340	$40,705	$34,641

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$45,390	$52,193	$40,705	$36,375
Core FFO	$46,765	$52,340	$40,705	$34,641

Denominator:
Weighted average number of total common shares - basic	49,501	49,256	45,486	42,244
Weighted average number of total noncontrolling OP units - basic	694	738	772	821
Weighted average number of total common shares and noncontrolling OP units - basic	50,195	49,994	46,258	43,065

Effect of dilutive securities:
Unvested restricted shares	1,312	694	850	746
Weighted average number of total common shares and noncontrolling OP units - diluted	51,507	50,688	47,108	43,811

FFO per common share and OP unit - basic	$0.90	$1.04	$0.88	$0.84
FFO per common share and OP unit - diluted	$0.88	$1.03	$0.86	$0.83

Core FFO per common share and OP unit - basic	$0.93	$1.05	$0.88	$0.80
Core FFO per common share and OP unit - diluted	$0.91	$1.03	$0.86	$0.79

Funds From Operations (NAREIT) (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) available to common shareholders computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs.

FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Year Ended December 31,
	2023	2022
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$19,180	$35,270
General and administrative expenses	20,653	18,066
Depreciation and amortization	32,966	31,707
(Equity) deficit in earnings of real estate partnership	3,155	(239)
Interest expense	32,866	27,193
Interest, dividend and other investment income	(51)	(65)
Provision for income taxes	450	422
Gain on sale of properties from continuing operations, net	(9,006)	(16,950)
Management fee, net of related expenses	16	112
Loss on disposal of assets, net	522	192
NOI of real estate partnership (pro rata)	2,553	3,023
Net income attributable to noncontrolling interests	$270	$530
NOI	$103,574	$99,261
Non-Same Store NOI	(4,370)	(3,322)
NOI of real estate partnership (pro rata)	(2,553)	(3,023)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	96,651	92,916
Same Store straight-line rent adjustments	(2,284)	(1,466)
Same Store amortization of above/below market rents	(862)	(933)
Same Store lease termination fees	(698)	(135)
Same Store NOI	$92,807	$90,382

NOI: Net Operating Income:

Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain or loss on sale of property from discontinued operations, management fee, net of related expenses, gain or loss on sale or disposal of assets, gain on loan forgiveness, our pro rata share of NOI of equity method investments and net income attributable to noncontrolling interests, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI:

Management believes that Same Store NOI is a useful measure of our property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of our performance. We define Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, our Same Store NOI may not be comparable to that of other REITs.

	Three Months Ended December 31,
	2023	2022
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$1,541	$19,939
Depreciation and amortization	8,428	8,046
Interest expense	8,303	8,082
Provision for income taxes	111	109
Net income attributable to noncontrolling interests	22	291
Equity in earnings of real estate partnership	1,528	65
EBITDAre adjustments for real estate partnership	448	533
(Gain) loss on sale of properties from continuing operations, net	620	(16,950)
Loss on disposal of assets, net	22	180
EBITDAre	21,023	20,295
Effect of partial year acquisitions and dispositions	(99)	168
Pro Forma EBITDAre	$20,924	$20,463

Annualized Pro Forma EBITDAre	$83,696	$81,852

RATIO of Net Debt to Pro Forma EBITDAre	Year Ended December 31,
	2023	2022
Net Debt
Outstanding debt, net of insurance financing	$640,549	$625,991
Less: Cash	(4,572)	(6,166)
Less: Deposit due to real estate partnership debt default	(13,633)	—
Add: Proportional share of net debt of real estate partnership	8,685	8,112
Total Net Debt	$631,029	$627,937

Ratio of Net Debt/Pro Forma EBITDAre
Total Net Debt	$631,029	$627,937
Annualized Pro Forma EBITDAre	$83,696	$81,852
Ratio of Net Debt to Pro Forma EBITDAre	7.5	7.7

G&A as a Percentage of Revenue	Year Ended December 31,
	2023	2022

Total Revenues	$146,969	$139,421

General and administrative	$20,653	$18,066

G&A as a percentage of revenue	14.05%	12.96%

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by us is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

APPENDIX B

SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are deemed “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are deemed “participants.”

Trustees and Nominees

The names of the Company’s trustees and nominees are set forth below, and the principal occupations of our trustees and nominees are set forth under Proposal No. 1 of this Proxy Statement, titled “Election of Trustees.”  The business address of each of the trustees and nominees is 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

Name
Nandita V. Berry
Julia B. Buthman
Amy S. Feng
David K. Holeman
Jeffrey A. Jones
David F. Taylor

Officers and Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

Name	Principal Occupation
David K. Holeman	Trustees and Chief Executive Officer
Christine J. Mastandrea	Chief Operating Officer
J. Scott Hogan	Chief Financial Officer
Peter A. Tropoli	General Counsel and Corporate Secretary
Soklin “Michelle” Siv	Vice President of Human Resources
David L. Mordy	Director of Investor Relations

Information Regarding Ownership of Company Securities by Participants

The number of Company securities beneficially owned by trustees and NEOs as of April 2, 2024, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The number of Company securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the Company’s other officers and employees who are deemed “participants” is set forth below.

Name	Position	Shares Beneficially Owned
David L. Mordy	Director of Investor Relations	38,410

Information Regarding Transactions in Target Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each of the participants listed above under “Trustees and Nominees” and “Officers and Employees” during the past two years, between April 3, 2022 and April 2, 2024. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Nandita V. Berry	December 19, 2022	6,303	Grant, award or other acquisition of securities from the company (such as an option)
	December 20, 2023	4,824	Grant, award or other acquisition of securities from the company (such as an option)

Julia B. Buthman	December 12, 2022	3,093	Grant, award or other acquisition of securities from the company (such as an option)

Amy S. Feng	December 19, 2022	5,092	Grant, award or other acquisition of securities from the company (such as an option)
	March 3, 2023	3,650	Purchase of securities on an exchange or from another person
	May 5, 2023	3,900	Purchase of securities on an exchange or from another person
	December 20, 2023	4,824	Grant, award or other acquisition of securities from the company (such as an option)

David K. Holeman	June 30, 2022	8,497	Payment of tax liability using portion of securities received from company
	June 30, 2022	27,449	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2022	7,306	Payment of tax liability using portion of securities received from company
	June 30, 2023	7,098	Payment of tax liability using portion of securities received from company
	June 30, 2023	43,788	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2023	7,821	Payment of tax liability using portion of securities received from company
	December 31, 2023	120,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 31, 2023	35,719	Payment of tax liability using portion of securities received from company

Jeffrey A. Jones	December 19, 2022	6,303	Grant, award or other acquisition of securities from the company (such as an option)
	December 20, 2023	4,824	Grant, award or other acquisition of securities from the company (such as an option)

David F. Taylor	December 19, 2022	8,923	Grant, award or other acquisition of securities from the company (such as an option)
	December 20, 2023	4,824	Grant, award or other acquisition of securities from the company (such as an option)

Christine J. Mastandrea	June 30, 2022	14,780	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2022	3,044	Payment of tax liability using portion of securities received from company
	September 30, 2022	500	Purchase of securities on an exchange or from another person
	June 30, 2023	3,635	Payment of tax liability using portion of securities received from company
	June 30, 2023	25,999	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2023	3,044	Payment of tax liability using portion of securities received from company
	December 31, 2023	60,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 31, 2023	15,314	Payment of tax liability using portion of securities received from company

Name	Transaction Date	Number of Shares	Transaction Description
J. Scott Hogan	June 30, 2022	3,284	Payment of tax liability using portion of securities received from company
	June 30, 2022	12,669	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2022	2,435	Payment of tax liability using portion of securities received from company
	June 30, 2023	2,976	Payment of tax liability using portion of securities received from company
	June 30, 2023	19,157	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2023	2,435	Payment of tax liability using portion of securities received from company
	December 31, 2023	48,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 31, 2023	12,392	Payment of tax liability using portion of securities received from company

Peter A. Tropoli	June 30, 2022	2,110	Payment of tax liability using portion of securities received from company
	June 30, 2022	12,669	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2022	2,029	Payment of tax liability using portion of securities received from company
	October 14, 2022	1,218	Payment of tax liability using portion of securities received from company
	June 30, 2023	3,139	Payment of tax liability using portion of securities received from company
	June 30, 2023	19,157	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2023	2,029	Payment of tax liability using portion of securities received from company
	December 31, 2023	52,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 31, 2023	13,366	Payment of tax liability using portion of securities received from company

Soklin "Michelle" Siv	June 30, 2022	1,450	Payment of tax liability using portion of securities received from company
	June 30, 2022	8,446	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2022	1,015	Payment of tax liability using portion of securities received from company
	June 30, 2023	1,497	Payment of tax liability using portion of securities received from company
	June 30, 2023	12,042	Grant, award or other acquisition of securities from the company (such as an option)
	July 31, 2023	1,014	Payment of tax liability using portion of securities received from company
	December 31, 2023	20,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 31, 2023	5,574	Payment of tax liability using portion of securities received from company

Name	Transaction Date	Number of Shares	Transaction Description
David L. Mordy	April 14, 2022	15.4	Dividend reinvestment
	May 12, 2022	17.35	Dividend reinvestment
	June 14, 2022	19.3	Dividend reinvestment
	June 30, 2022	5,000	Grant, award or other acquisition of securities from the company (such as an option)
	July 13, 2022	19.99	Dividend reinvestment
	August 12, 2022	18.21	Dividend reinvestment
	September 14, 2022	20.63	Dividend reinvestment
	October 12, 2022	24.23	Dividend reinvestment
	November 9, 2022	5,000	Purchase of securities on an exchange or from another person
	November 14, 2022	22.61	Dividend reinvestment
	December 14, 2022	41.55	Dividend reinvestment
	January 11, 2023	41.42	Dividend reinvestment
	February 14, 2023	40.13	Dividend reinvestment
	March 3, 2023	2,400	Purchase of securities on an exchange or from another person
	March 14, 2023	45.25	Dividend reinvestment
	April 11, 2023	57.89	Dividend reinvestment
	May 11, 2023	59.96	Dividend reinvestment
	May 12, 2023	6,800	Purchase of securities on an exchange or from another person
	June 13, 2023	80.23	Dividend reinvestment
	June 30, 2023	6,842	Grant, award or other acquisition of securities from the company (such as an option)
	July 11, 2023	80.19	Dividend reinvestment
	August 9, 2023	6,000	Purchase of securities on an exchange or from another person
	August 10, 2023	74.43	Dividend reinvestment
	September 12, 2023	105.11	Dividend reinvestment
	October 12, 2023	107.83	Dividend reinvestment
	November 14, 2023	96.36	Dividend reinvestment
	December 12, 2023	90.02	Dividend reinvestment
	January 11, 2024	90.49	Dividend reinvestment
	February 12, 2024	82.56	Dividend reinvestment
	March 14, 2024	85.36	Dividend reinvestment

Miscellaneous Information Regarding Participants in the Solicitation

Except as described in the proxy statement or this Appendix B, to Whitestone’s knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Whitestone or any of Whitestone’s subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Appendix B or the proxy statement, neither Whitestone nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or the proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by Whitestone or its affiliates or with respect to any future transactions to which Whitestone or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Whitestone’s last fiscal year or any currently proposed transactions, to which Whitestone or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

THIS IS THE WHITE PROXY CARD

WHITESTONE REIT
C/O FIRST COAST RESULTS, INC.
200 BUSINESS PARK CIRCLE
SUITE 112
SAINT AUGUSTINE, FL 32095

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WSR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33450-P04482

KEEP THIS PORTION FOR YOUR RECORDS

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

WHITESTONE REIT

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL SIX (6) COMPANY NOMINEES AND NOT TO VOTE FOR ANY OF THE REMAINING TWO (2) EREZ NOMINEES LISTED IN PROPOSAL 1 BELOW.

1. To elect six (6) trustees, for a term of one year each, to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified- Vote "FOR" up to six (6) nominees in total. You are permitted to vote for fewer than six (6) nominees. If you vote "FOR" fewer than six (6) nominees, the shares will only be voted "FOR" those nominees you have so marked. If you vote "FOR" more than six (6) nominees, all of the votes on Item 1 will be invalid and will not be counted. If you sign and return the proxy card and do not specify how you want the shares to be voted, the shares will be voted "FOR" each of the Board of Trustee nominees only.

COMPANY NOMINEES

The Board of Trustees recommends a vote "FOR" ONLY the following six (6) Company Nominees:

	For	Withhold
1a. Nandita V. Berry	☐	☐
1b. Julia B. Buthman	☐	☐
1c. Amy S. Feng	☐	☐
1d. David K. Holeman	☐	☐
1e. Jeffrey A. Jones	☐	☐
1f. David F. Taylor	☐	☐

EREZ REIT OPPORTUNITIES LP NOMINEES OPPOSED BY THE COMPANY

The Board of Trustees recommends that you do NOT vote for any of the following two (2) Erez REIT Opportunities LP Nominees:

	For	Withhold
1g. Catherine Clark	☐	☐
1h. Bruce Schanzer	☐	☐

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.	For	Against	Abstain
2. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (as defined in the accompanying Proxy Statement).	☐	☐	☐
3. To ratify the selection of Pannell Kerr Forster of Texas, P.C. to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V33451-P04482

WHITESTONE REIT

WHITE PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS
THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 14, 2024 AT 9:00 A.M. CDT

The undersigned hereby appoints David K. Holeman, John S. Hogan, and Peter A. Tropoli and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Whitestone REIT ("Whitestone"), standing in the undersigned's name, at the Annual Meeting of Stockholders of Whitestone to be held virtually on May 14, 2024 at 9:00 a.m., CDT, and any adjournment or postponement thereof (the "Stockholders' Meeting"), upon those matters as described in the Proxy Statement for the Stockholders' Meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case April 4, 2024. All other proxies heretofore given are expressly revoked hereby.

This WHITE Proxy Card when properly executed will be voted in the manner directed herein. If you mark a vote with respect to less than six (6) nominees in Proposal 1, the shares will only be voted FOR those nominees you have so marked. If you vote FOR more than six (6) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If this proxy is executed but voting instructions are not marked with respect to a proposal, this proxy will be voted "FOR" each of the Company nominees in Proposal 1, and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders' Meeting (including an adjournment or postponement thereof).

Continued and to be signed on reverse side